- --------------------------------------------------------------------------------

                            M.D.C. HOLDINGS, INC.,
                                        Issuer

                                      and

                    The Guarantors and Pledgors named herein

                                      and

                        FIRST BANK NATIONAL ASSOCIATION,
                                                Trustee



                                 -------------


                                   INDENTURE



                         Dated as of December 15, 1993


                                 -------------


                                  $190,000,000


                         11 1/8% Senior Notes due 2003

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1     Definitions.............................................    1
SECTION 1.2     Incorporation by Reference of TIA.......................   29
SECTION 1.3     Rules of Construction...................................   30

                                  ARTICLE TWO
                                 THE SECURITIES
SECTION 2.1     Form and Dating.........................................   31
SECTION 2.2     Execution and Authentication............................   31
SECTION 2.3     Registrar and Paying Agent..............................   32
SECTION 2.4     Paying Agent to Hold Assets in Trust....................   33
SECTION 2.5     Securityholder Lists....................................   34
SECTION 2.6     Transfer and Exchange...................................   34
SECTION 2.7     Replacement Securities..................................   35
SECTION 2.8     Outstanding Securities..................................   36
SECTION 2.9     Treasury Securities.....................................   36
SECTION 2.10    Temporary Securities....................................   36
SECTION 2.11    Cancellation............................................   37
SECTION 2.12    Defaulted Interest......................................   37
SECTION 2.13    Legending of the Securities; Restrictions on
                Transfers...............................................   39

                                 ARTICLE THREE
                                   REDEMPTION
SECTION 3.1     Right of Redemption.....................................   39
SECTION 3.2     Notices to Trustee......................................   40
SECTION 3.3     Selection of Securities to Be Redeemed..................   40
SECTION 3.4     Notice of Redemption....................................   41
SECTION 3.5     Effect of Notice of Redemption..........................   42
SECTION 3.6     Deposit of Redemption Price.............................   43

- --------------------
Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                                                                          PAGE
                                                                          ----
SECTION 3.7     Securities Redeemed in Part.............................   43

                                 ARTICLE FOUR
                                   COVENANTS

SECTION 4.1     Payment of Securities...................................   44
SECTION 4.2     Maintenance of Office or Agency.........................   44
SECTION 4.3     Limitation on Restricted Payments.......................   45
SECTION 4.4     Corporate Existence.....................................   47
SECTION 4.5     Payment of Taxes and Other Claims.......................   47
SECTION 4.6     Maintenance of Properties and Insurance.................   48
SECTION 4.7     Compliance Certificate; Notice of Default...............   48
SECTION 4.8     SEC Reports.............................................   49
SECTION 4.9     Limitation on Status as Investment Company..............   50
SECTION 4.10    Limitation on Transactions with Affiliates..............   50
SECTION 4.11    Limitation on Incurrences of Additional Debt and
                Issuances of Disqualified Capital Stock.................   52
SECTION 4.12    Limitations on Restricting Restricted Subsidiary
                Dividends...............................................   55
SECTION 4.13    Limitations on Liens....................................   56
SECTION 4.14    Limitation on Asset Sales...............................   56
SECTION 4.15    Limitations on Line of Business.........................   61
SECTION 4.16    Repurchase of Notes at the Option of the Holder
                Upon a Change of Control................................   62
SECTION 4.17    Maintenance of Consolidated Net Worth...................   65
SECTION 4.18    Waiver of Stay, Extension or Usury Laws.................   67

- --------------------
Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                                                                          PAGE
                                                                          ----
SECTION 4.19    Ownership of Richmond Homes.............................   68
                                  ARTICLE FIVE
                             SUCCESSOR CORPORATION
SECTION 5.1     When Company May Merge, Etc.............................   69
SECTION 5.2     Successor Corporation Substituted.......................   70
                                  ARTICLE SIX
                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1     Events of Default.......................................   70
SECTION 6.2     Acceleration of Maturity Date; Rescission and
                Annulment...............................................   73
SECTION 6.3     Collection of Indebtedness and Suits for Enforcement
                by Trustee..............................................   75
SECTION 6.4     Trustee May File Proofs of Claim........................   76
SECTION 6.5     Trustee May Enforce Claims Without Possession of
                Securities..............................................   77
SECTION 6.6     Priorities..............................................   77
SECTION 6.7     Limitation on Suits.....................................   78
SECTION 6.8     Unconditional Right of Holders to Receive
                Principal, Premium and Interest.........................   79
SECTION 6.9     Rights and Remedies Cumulative..........................   79
SECTION 6.10    Delay or Omission Not Waiver............................   79
SECTION 6.11    Control by Holders......................................   80
SECTION 6.12    Waiver of Past Default..................................   80
SECTION 6.13    Undertaking for Costs...................................   81
SECTION 6.14    Restoration of Rights and Remedies......................   81

- --------------------
Note: This Table of Contentrs shall not, for any purpose, be deemed to be part of this Indenture.

                                                                          PAGE
                                                                          ----

                                 ARTICLE SEVEN
                                    TRUSTEE

SECTION 7.1     Duties of Trustee........................................  82
SECTION 7.2     Rights of Trustee........................................  83
SECTION 7.3     Individual Rights of Trustee.............................  84
SECTION 7.4     Trustee's Disclaimer.....................................  84
SECTION 7.5     Notice of Default........................................  84
SECTION 7.6     Reports by Trustee to Holders............................  85
SECTION 7.7     Compensation and Indemnity...............................  85
SECTION 7.8     Replacement of Trustee...................................  86
SECTION 7.9     Successor Trustee by Merger, Etc.........................  88
SECTION 7.10    Eligibility; Disqualification............................  88
SECTION 7.11    Preferential Collection of Claims Against Company........  88

                                 ARTICLE EIGHT
                           SATISFACTION AND DISCHARGE

SECTION 8.1     Satisfaction, Discharge of the Indenture, Covenant
                Defeasance...............................................  88
SECTION 8.2     Termination of Obligations Upon Cancellation of the
                Securities...............................................  91
SECTION 8.3     Survival of Certain Obligations..........................  92
SECTION 8.4     Acknowledgment of Discharge by Trustee...................  92
SECTION 8.5     Application of Trust Assets..............................  93
SECTION 8.6     Repayment to the Company.................................  93
SECTION 8.7     Reinstatement............................................  93

- -------------------
Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                                                                          PAGE
                                                                          ----

                                 ARTICLE NINE
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1     Supplemental Indentures Without Consent of Holders.....    94
SECTION 9.2     Amendments, Supplemental Indentures and Waivers with
                Consent of Holders.....................................    95
SECTION 9.3     Compliance with TIA....................................    97
SECTION 9.4     Revocation and Effect of Consents......................    97
SECTION 9.5     Notation on or Exchange of Securities..................    98
SECTION 9.6     Trustee to Sign Amendments, Etc........................    99

                                  ARTICLE TEN
                          MEETINGS OF SECURITYHOLDERS

SECTION 10.1    Purposes for Which Meetings May Be Called..............    99
SECTION 10.2    Manner of Calling Meetings.............................   100
SECTION 10.3    Call of Meetings by Company or Holders.................   100
SECTION 10.4    Who May Attend and Vote at Meetings....................   101
SECTION 10.5    Regulations May Be Made by Trustee; Conduct of the
                Meeting; Voting Rights; Adjournment....................   101
SECTION 10.6    Voting at the Meeting and Record to Be Kept............   102
SECTION 10.7    Exercise of Rights of Trustee or Holders May Not
                Be Hindered or Delayed by Call of Meeting..............   103

- --------------------
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        part of this Indenture.

                                                                          PAGE
                                                                          ----

                                 ARTICLE ELEVEN
                         SUBORDINATION OF THE GUARANTY

SECTION 11.1    Guaranty Subordinated to Senior Indebtedness............  103
SECTION 11.2    No Payment on Guaranty in Certain Circumstances.........  103
SECTION 11.3    Guaranty Subordinated to Prior Payment of All
                Guarantor Senior Indebtedness on Dissolution,
                Liquidation or Reorganization...........................  106
SECTION 11.4    Securityholders to Be Subrogated to Rights of
                Holders of Guarantor Senior Indebtedness................  107
SECTION 11.5    Obligations of the Guarantors Unconditional.............  108
SECTION 11.6    Trustee Entitled to Assume Payments Not Prohibited
                in Absence of Notice....................................  109
SECTION 11.7    Application by Trustee of Assets Deposited with It......  109
SECTION 11.8    Subordination Rights Not Impaired by Acts or
                Omissions of the Guarantors or Holders of Senior
                Indebtedness............................................  110
SECTION 11.9    Securityholders Authorize Trustee to Effectuate
                Subordination of Guaranty...............................  110
SECTION 11.10   Right of Trustee to Hold Guarantor Senior
                Indebtedness............................................  111
SECTION 11.11   Article Eleven Not to Prevent Events of Default.........  111
SECTION 11.12   No Fiduciary Duty of Trustee to Holders of
                Guarantor Senior Indebtedness...........................  112


- --------------------
Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                                                                          PAGE
                                                                          ----

                                ARTICLE TWELVE
                                   SECURITY

SECTION 12.1    Pledge Agreement........................................  112
SECTION 12.2    Delivery of Collateral..................................  113
SECTION 12.3    Recording, Etc..........................................  114
SECTION 12.4    Voting Rights; Dividends; Etc...........................  115
SECTION 12.5    Releases of Collateral..................................  116
SECTION 12.6    Suits to Protect the Collateral.........................  117
SECTION 12.7    Release Upon Termination of the Company's Obligations...  118
SECTION 12.8    Grant of Additional Security Interest in the
                Collateral..............................................  118
SECTION 12.9    Remedies Upon Default...................................  119

                                ARTICLE THIRTEEN
                                    GUARANTY

SECTION 13.1    Guaranty................................................  123
SECTION 13.2    Execution and Delivery of Guaranty......................  125
SECTION 13.3    Guarantors May Consolidate, Etc., on Certain Terms......  125
SECTION 13.4    Contribution............................................  127
SECTION 13.5    Release of Guarantors...................................  127

                                ARTICLE FOURTEEN
                                 MISCELLANEOUS

SECTION 14.1    TIA Controls............................................  127
SECTION 14.2    Notices.................................................  128
SECTION 14.3    Communications by Holders with Other Holders............  129
SECTION 14.4    Certificate and Opinion as to Conditions Precedent......  129
SECTION 14.5    Statements Required in Certificate or Opinion...........  129
SECTION 14.6    Rules by Trustee, Paying Agent, Registrar...............  130


- --------------------
Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                                                                          PAGE
                                                                          ----

SECTION 14.7    Legal Holidays..........................................  130
SECTION 14.8    Governing Law...........................................  130
SECTION 14.9    No Adverse Interpretation of Other Agreements...........  131
SECTION 14.10   No Recourse against Others..............................  131
SECTION 14.11   Successors..............................................  131
SECTION 14.12   Duplicate Originals.....................................  131
SECTION 14.13   Severability............................................  132
SECTION 14.14   Table of Contents, Headings, Etc........................  132
SECTION 14.15   Notes to Constitute Senior Indebtedness.................  132


SIGNATURES  ............................................................  133

Exhibit A-1  FORM OF ORIGINAL NOTE......................................  A-1
Exhibit A-2  FORM OF SERIES B NOTE...................................... A-13
Exhibit B    FORM OF NOTATION ON NOTE RELATING TO GUARANTY..............  B-1
Schedule I   DESCRIPTION OF PLEDGED SHARES..............................  I-1

- --------------------
Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                             CROSS-REFERENCE TABLE

    TIA                                                           INDENTURE
  SECTION                                                          SECTION
- ------------                                                      ---------
310(a)(1).....................................................       7.10
   (a)(2).....................................................       7.10
   (a)(3).....................................................       N.A.
   (a)(4).....................................................       N.A.
   (a)(5).....................................................       7.10
   (b)   .....................................................       7.8;
                                                                     7.10;
                                                                     14.2
   (c)   .....................................................       N.A.
311(a)   .....................................................       7.11
   (b)   .....................................................       7.11
   (c)   .....................................................       N.A.
312(a)   .....................................................       2.5
   (b)   .....................................................       14.3
   (c)   .....................................................       14.3
313(a)   .....................................................       7.6
   (b)(1).....................................................       N.A.
   (b)(2).....................................................       7.6
   (c)   .....................................................       7.6;
                                                                     13.2
   (d)   .....................................................       7.6
314(a)   .....................................................       4.8;
                                                                     12.2
   (b)   .....................................................       N.A.
   (c)(1).....................................................       2.2;
                                                                     7.2;
                                                                     14.4
   (c)(2).....................................................       7.2;
                                                                     14.4
   (c)(3).....................................................       N.A.
   (d)   .....................................................       N.A.
   (e)   .....................................................       14.5
   (f)   .....................................................       N.A.
315(a)   .....................................................       7.1(b)
   (b)   .....................................................       7.5;
                                                                     7.6;
                                                                     14.2
   (c)   .....................................................       7.1(a)

- --------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

    TIA                                                           INDENTURE
  SECTION                                                          SECTION
- ------------                                                      ---------
   (d)   ....................................................        2.8;
                                                                     6.12;
                                                                     7.1(c)
   (e)   ....................................................        6.14
316(a)(last sentence)........................................        2.9

- --------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

        INDENTURE, dated as of December 15, 1993, among M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), each of the Guarantors and Pledgors named herein, and First Bank National Association, a National Association, as Trustee (the "Trustee").

        Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Securityholders of the Company's 11-1/8% Senior Notes due 2003, whether Original Notes (as defined below) or Series B Notes (as defined below):


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

        SECTION 1.1  Definitions.
                     -----------

        "Acquired Indebtedness" shall have the meaning specified in Section
         ---------------------
4.11.

        "Affiliate" means, with respect to any specified Person, (i) any other
         ---------
Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person, or (ii) any officer, director, a Person acting with respect to such Person in a similar capacity, or controlling shareholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, either directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis). Notwithstanding the foregoing, the term "Affiliate" will not include, with respect to the Company or any Wholly Owned Restricted Subsidiary of the Company, any Wholly Owned Restricted Subsidiary of the Company and, with respect to Richmond Homes, any Wholly Owned Restricted Subsidiary of Richmond Homes.

        "Agent" means any Registrar, Paying Agent or co-Registrar.
         -----

        "Asset Sale" means, with respect to any Person, the sale, lease,
         ----------
conveyance or other disposition (includ-
ing, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary, but not including the capital contribution to a joint venture in consideration of the Company's or its Wholly Owned Restricted Subsidiaries' interest in such joint venture), whether owned on the date of the Indenture or subsequently acquired, in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) having an aggregate fair market value of $10 million or more as to such transaction or series of related transactions (each such transaction being referred to herein as a "disposition"); provided, however, that the following
                                        --------  -------
transactions shall not constitute an Asset Sale: (i) a transaction or series of related transactions that results in a Change of Control; (ii) dispositions of land, homes, infrastructure, other buildings, improvements, appurtenances and entitlements and dispositions of mortgage loans, mortgage loan servicing and mortgage-backed securities in the ordinary course of business and reasonably consistent with past practices or industry trends; (iii) exchanges or swaps of real estate by the Company in the ordinary course of business and reasonably consistent with past practices or industry trends for real estate of substantially equivalent value (or for real estate and Cash Equivalents which, in the aggregate, have a substantially equivalent value); (iv) dispositions between the Company and any of its Wholly Owned Restricted Subsidiaries or among such Wholly Owned Restricted Subsidiaries and dispositions from a Restricted Subsidiary to the Company; (v) a disposition that is a Permitted Investment (to the extent such Permitted Investment may be deemed to constitute an Asset Sale) or a Restricted Payment permitted under this Indenture; (vi) dispositions between Richmond Homes and its Subsidiaries which are Restricted Subsidiaries or among such Restricted Subsidiaries; and (vii) dispositions of securities of the Company or its Restricted Subsidiaries held exclusively by the Company or a Restricted Subsidiary of the Company and such disposition is made to the issuer of such securities or a Wholly Owned Restricted Subsidiary of such issuer which issuer is the Company or a Restricted Subsidiary (regardless of whether such disposition is a direct disposition of the securities or an indirect disposition through the sale of all of the Capital Stock of a Wholly Owned Restricted Subsidiary of the Company or Richmond Homes whose principal asset is the securities which are the subject of the disposition).

        "Asset Sale Offer Amount" shall have the meaning set forth in Section
         -----------------------
4.14.

        "Asset Sale Offer Price" shall have the meaning set forth in Section
         ----------------------
4.14.

        "Asset Sale Offer to Purchase" shall have the meaning set forth in
         ----------------------------
Section 4.14.

        "Asset Sale Purchase Date" shall have the  meaning set forth in
         ------------------------
Section 4.14.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
         --------------
state or foreign law for the relief of debtors.

        "Base Assets Purchase Agreement" means the Purchase Agreement, dated as
         ------------------------------
of December 6, 1993, between the Company and Base Assets Trust, as amended and supplemented to the Issue Date.

        "Board of Directors" means, with respect to any Person, the Board of
         ------------------
Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

        "Board Resolution" means, with respect to any Person, a duly adopted
         ----------------
resolution of the Board of Directors of such Person.

        "Business Day" means a day that is not a Legal Holiday.
         ------------

        "Capital Stock" means, with respect to any Person, any capital stock of
         -------------
such Person and shares, interests, participations or other ownership interests (however designated), of any Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation or membership interests if such Person is a limited liability company and each general and limited partnership interest of such Person if such Person is a partnership.

        "Capitalized Lease Obligation" means obligations under a lease that are
         ----------------------------
required to be capitalized for financial reporting purposes in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

        "cash" means U.S. Legal Tender.
         ----

        "Cash Equivalents" means (a) U.S. Treasury bills and notes; (b) GNMA
         ----------------
securities; (c) debt insured by other agencies guaranteed by the full faith and credit of the United States of America; (d) commercial paper rated either "A1" or better by Standard and Poor's or "P1" by Moody's Investor Service; (e) Dutch Auction Preferred Stocks (DAP) rated either "AA" or better by Standard & Poor's or Moody's Investor Service; (f) certificates of deposit issued by commercial banks or savings and loan associations whose long-term debt is rated either "A1" or better by Standard and Poor's or "P1" or better by Moody's Investor Service, or if such an institution is a subsidiary, then its parent corporation must have such a rating; (g) certificates of deposit issued by Omnibankcorp and its bank affiliates so long as Omnibankcorp or such bank affiliates, as applicable, is rated at least "B" by Sheshenoff; (h) bankers acceptances issued by financial institutions that meet the requirements for certificates of deposit; (i) deposits in institutions having the same qualifications required for investments in certificates of deposit; (j) repurchase agreements collateralized by any otherwise acceptable collateral as defined above; and (k) money market accounts a majority of whose assets are composed of items described by any of the foregoing clauses (a) through (j) through brokerage firms deemed acceptable by the Company's management.

        "Change of Control" shall have the meaning specified in Section 4.16.
         -----------------

        "Change of Control Offer" shall have the meaning specified in Section
         -----------------------
4.16.

        "Change of Control Payment Date" shall have the meaning specified in
         ------------------------------
Section 4.16.

        "Change of Control Purchase Price" shall have the meaning specified in
         --------------------------------
Section 4.16.

        "Collateral" means, collectively, (i) the Pledged Shares and the
         ----------
certificates representing the Pledged Shares and all Proceeds, whenever located, whether now owned or existing or hereafter acquired or designated; and (ii) all additional shares of, and all securities convertible into, and warrants, options or other rights to purchase, stock of, or any equity interest in, any of the Pledged Subsidiaries or their successors in interest from time to time acquired or designated by the Company in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Shares under and as defined in Article Twelve herein), and all Proceeds of any of such additional Pledged Shares.

        "Common Stock" shall mean the Common Stock, par value $.01 per share,
         ------------
of the Company, now or hereafter issued.

        "Company" means the party named as such in this Indenture until a
         -------
successor replaces it pursuant to the Indenture and thereafter means such successor.

        "Consolidated EBITDA" of any Person for any period means (a) the
         -------------------
Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted in determining such Consolidated Net Income), of (i) the provision for income taxes for such period for such Person and its Subsidiaries (or, with respect to the Company, for the Company and its Restricted Subsidiaries (except to the extent of tax benefits associated with an extraordinary loss)), (ii) depreciation and amortization expense of such Person and its Subsidiaries (or, with respect to the Company, for the Company and its Restricted Subsidiaries during such period)), (iii) Consolidated Interest Expense of such Person for such period, and (iv) all other noncash, nonextraordinary charges reducing Consolidated Net Income during such period determined, in each case, on a consolidated basis for such Person and its Subsidiaries (or, with respect to the Company, for the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries) in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" on any date (the "Transaction
         ----------------------------------------
Date") means, with respect to
any Person, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses for the Reference Period to (ii) the sum of (a) the aggregate Consolidated Interest Incurred of such Person (exclusive of amounts attributable to discontinued operations and businesses, but in each case only to the extent that the obligations giving rise to such Consolidated Interest Incurred would no longer be obligations contributing to such Person's Consolidated Interest Incurred subsequent to the Transaction Date) for the Reference Period, plus (b) dividends paid or accrued (unless paid to, or accrued in favor of, such Person or its wholly owned Subsidiaries (or, with respect to the Company, paid to or accrued in favor of the Company or its Wholly Owned Restricted Subsidiaries)) on Disqualified Capital Stock of such Person (or, with respect to the Company, of the Company and its Restricted Subsidiaries of the Company (other than Unrestricted Subsidiaries)) during the Reference Period; provided that for purposes of such
                                            --------
computation, in calculating Consolidated EBITDA and Consolidated Interest Incurred, (w) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (x) the Incurrence of
- --- -----
any Indebtedness or issuance of Disqualified Capital Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire
Indebtedness) will be assumed to have occurred (on a pro forma basis) on the
                                                     --- -----
first day of such Reference Period; (y) Consolidated Interest Incurred attributable to any Indebtedness being Incurred bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries (or, with respect to the Company, the Company or any of its Restricted Subsidiaries) is a party to an Interest Swap Obligation (which shall remain in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used; and (z) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period or on or prior to the Transaction Date shall be deemed to be members of the consolidated group of such Person for the entire Reference Period.

        "Consolidated Interest Expense" of any Person for any period means the
         -----------------------------
Interest Expense of such Person and its Subsidiaries (or, with respect to the Company, of the Company and its Restricted Subsidiaries (other than the Company's mortgage lending and asset management segment Restricted Subsidiaries and excluding Unrestricted Subsidiaries)) for such period, determined on a consolidated basis in accordance with GAAP, plus, with respect to the Company, the excess, if any, of Interest Expense over interest income of its mortgage lending Restricted Subsidiaries, excluding Unrestricted Subsidiaries, for such period determined in accordance with GAAP.

        "Consolidated Interest Incurred" of any Person for any period means the
         ------------------------------
Interest Incurred of such Person and its Subsidiaries (or, with respect to the Company, of the Company and its Restricted Subsidiaries (other than the Company's mortgage lending and asset management segment Restricted Subsidiaries and excluding Unrestricted Subsidiaries)) for such period, determined on a consolidated basis in accordance with GAAP, plus, with respect to the Company, the excess, if any, of Interest Expense over interest income of its mortgage lending Restricted Subsidiaries, excluding Unrestricted Subsidiaries, for such period determined in accordance with GAAP.

        "Consolidated Net Assets" of any Person as of any date means the total
         -----------------------
amount of assets of such Person and its Subsidiaries (or, with respect to the Company, of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries) (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial information is available, as determined in accordance with GAAP, less mortgage collateral, net (if positive), and related net assets (if positive) of such Person's asset management segment, if any, as reflected on the consolidated balance sheet of such Person and its Subsidiaries (or, with respect to the Company, of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries) as of the end of such fiscal quarter.

        "Consolidated Net Income" of any Person for any period means the
         -----------------------
aggregate net income (or loss) of such Person and its Subsidiaries (or, with respect to the Company, of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries) for such period, determined on a consolidated basis in accordance with

GAAP; provided that there will be excluded from such net income (to the extent
      --------
otherwise included therein), without duplication: (i) the net income (or loss) of any other Person (other than such Person or a Subsidiary of such Person (or, with respect to the Company, other than the Company or a Restricted Subsidiary)) in which any Person (including, without limitation, in the case of the Company or any Subsidiary of the Company, an Unrestricted Subsidiary) other than such Person or a Subsidiary of such Person (or, with respect to the Company, other than the Company or a Restricted Subsidiary of the Company) has an ownership interest, except to the extent that any such income has actually been received (directly or through one or more Subsidiaries of such Person) by such Person (or, with respect to the Company, by the Company or any Guarantor) in the form of cash dividends or cash distributions during such period, but not (when taken together with all other dividends and distributions paid after the Issue Date to such Person or any Subsidiary of such Person or, in the case of the Company or any Subsidiary of the Company, the Company or a Wholly Owned Restricted Subsidiary of the Company) in excess of such Person's or its Subsidiary's (or, with respect to the Company, of the Company's or the Guarantor's) pro rata share
                                                                  --- ----
of such other Person's aggregate net income after the Issue Date after taking into consideration the class of Capital Stock on which the dividend or distribution has been paid; (ii) net extraordinary gains with respect to collateralized mortgage obligation related dispositions, if positive, and all other extraordinary gains (but not extraordinary losses, other than extraordinary losses incurred in connection with the Offering and the application of proceeds therefrom); (iii) except to the extent includible in Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that such Person was acquired by such other Person or is merged into or consolidated with such Person or any of its Subsidiaries (or in the case of the Company, is an Unrestricted Subsidiary or prior to the date that such Person is acquired by the Company as a Restricted Subsidiary or becomes a Restricted Subsidiary); (iv) with respect to the Company, during any period that Richmond Homes is not a Wholly Owned Restricted Subsidiary of the Company, the net income of Richmond Homes and its Subsidiaries which are Restricted Subsidiaries, except (up to the amount of the net income of Richmond Homes and its Subsidiaries which are Restricted Subsidiaries) to the extent of cash actually received by the Company, directly or indirectly, from Richmond Homes or its Subsidiaries which are Restricted Subsidiaries that does not constitute a return of capital with respect to the Company's investment in Richmond Homes or its Subsidiaries which are Restricted Subsidiaries contributed after the Issue Date (other than notes issued or increased as consideration for properties acquired by Richmond Homes or its Subsidiaries under the Specific Performance Contracts existing on the Issue Date); and (v) with respect to the Company, deductions for minority interests in the income of Richmond Homes and its Subsidiaries. Notwithstanding the foregoing, in calculating Consolidated Net Income, such Person will be entitled to take into consideration the tax benefits associated with any extraordinary loss, but only to the extent such tax benefits are recognized by such Person in accordance with GAAP.

        "Consolidated Net Worth" of any Person as of any date means the
         ----------------------
stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Capital Stock) of such Person and its Subsidiaries (or, with respect to the Company, of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries) on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial information is available, as determined in accordance with GAAP, adjusted to exclude the cumulative effect of accounting changes required by GAAP after the Issue Date.

        "Convertible Notes" means any of the 8-3/4% Convertible Subordinated
         -----------------
Notes due 2005 issued by the Company pursuant to the indenture, dated as of December 15, 1993, by and between First Bank National Association, as Trustee, and the Company.

        "Custodian" means any receiver, trustee, assignee, liquidator,
         ---------
sequestrator or similar official under any Bankruptcy Law.

        "Default" means any event or condition that is, or after notice or
         -------
passage of time or both would be, an Event of Default.

        "Defaulted Interest" shall have the meaning specified in Section 2.12.
         ------------------

        "Deficiency Date" shall have the meaning specified in Section 4.17.
         ---------------

        "Disqualified Capital Stock" means (i) with respect to any Person, any
         --------------------------
Capital Stock of such Person or its Subsidiaries that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due on or prior to the Stated Maturity and (ii) with respect to any Restricted Subsidiary of the Company, any Capital Stock (other than (a) Capital Stock owned by the Company or a Wholly Owned Restricted Subsidiary of the Company and (b) common stock with no preferences or privileges and with no redemption or repayment provisions); provided that any Capital Stock which would not constitute
             --------
Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control of the Company occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Capital Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than those with respect to the Holders set forth in Section 4.16 and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company's repurchase of Notes pursuant to Section 4.16.

        "Equity Investment" by any Person in any other Person shall mean the
         -----------------
acquisition by such Person of capital stock, shares, interests, participations or other ownership interests of such other Person (including any option, warrant or right to acquire any such interest) or the making of any capital contribution by such Person to such other Person.

        "Equity Investor" with respect to any Person means any other Person that
         ---------------
has made an Equity Investment in such Person and owns a minority interest in such Person.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as
         -----
amended from time to time, and any successor statute.

        "Event of Default" shall have the meaning specified in Section 6.1.
         ----------------

        "Exchange Act" means the Securities Exchange Act of 1934, as amended,
         ------------
and the rules and regulations promulgated by the SEC thereunder.

        "Exchange Offer" means the offer by the Company and the Guarantors to
         --------------
exchange the Series B Notes and Guaranties thereof for the Original Notes and Guaranties thereof made pursuant to the Senior Notes Registration Rights Agreement.

        "Excluded Person" means any beneficial holder of 10% or more of any
         ---------------
class of common stock of the Company outstanding immediately prior to the Issue Date.

        "Final Change of Control Put Date" shall have the meaning specified in
         --------------------------------
Section 4.16.

        "Final Put Date" shall have the meaning specified in Section 4.14.
         --------------

        "GAAP" means generally accepted accounting principles as in effect in
         ----
the United States applied on a basis consistent with that used in the preparation of the audited financial statements of the Company for the fiscal year ended December 31, 1993.

        "Guarantor" means each Subsidiary of the Company on the Issue Date that
         ---------
executes this Indenture and each Person becoming an additional Guarantor in accordance with Section 13.5.

        "Guarantor Senior Indebtedness" means, with respect to any Guarantor,
         -----------------------------
all monetary obligations (including post-petition interest) of such Guarantor under one or more credit agreements currently existing or to be entered into with financial institutions the proceeds of which were used, are used or will be used for acquisition, development or holding of real property or the construction of improvements in connection with the home building, real estate operations or related businesses of such Guarantor or its Subsidiaries that are Restricted Subsidiaries, and any bona fide renewals, refunding or refinancings
                                 ---- ----
thereof.

        "Guaranty" shall have the meaning provided in Section 13.1.
         --------

        "Holder" means the Person in whose name a Security is registered on
         ------
the Registrar's books.

        "Incur" shall have the meaning specified in Section 4.11.
         -----

        "Indebtedness" means, with respect to any Person (without duplication),
         ------------
(i) all liabilities (other than trade payables and accrued expenses Incurred in the ordinary course of business) of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or services, (c) evidenced by bankers' acceptances or similar instruments issued or accepted by financial institutions or Interest Swap Obligations (other than those that fix or cap the interest rate on variable rate indebtedness otherwise permitted by the Indenture or that fix the exchange rate in connection with indebtedness denominated in a foreign currency and otherwise permitted by the Indenture, and other than the purchase of hedging transactions in the ordinary course of business), or (d) for the payment of money relating to a Capitalized Lease Obligation; (ii) reimbursement obligations of such Person with respect to letters of credit;
(iii) all liabilities of others of the kind described in the preceding clause
(i) or (ii) that such Person has guaranteed or that is otherwise its legal liability and all mandatory obligations (including at the option of the holder thereof) to purchase, redeem or acquire any Disqualified Capital Stock; and (iv) all obligations of others secured by a Lien (other than a Permitted Lien) to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability. The amount of Indebtedness of any Person at any date will be, in the case of clause (iv) (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (a) fair market value of all assets subject to the Lien securing the Indebtedness of others on the date that the Lien attaches or (b) amount of the Indebtedness secured.

        "Indenture" means this Indenture, as amended or supplemented from time
         ---------
to time in accordance with the terms hereof.

        "Indentures" means (i) this Indenture and (ii) the Indenture, dated as
         ----------
of December 15, 1993, by and between First Bank National Association, as Trustee, and the Company, relating to the Convertible Notes.

        "Interest Expense" of any Person for any period means, without
         ----------------
duplication, the aggregate amount of interest which, in conformity with GAAP, should be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense) plus, with respect to the Company and its Restricted Subsidiaries, and excluding Unrestricted Subsidiaries, without duplication (including duplication of the foregoing items), amortization of issue costs on Indebtedness (other than Indebtedness payable to a financial institution), all interest included as a component of cost of sales for such period, and all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, and amortization and expensing of other financing fees and expenses, and all interest actually paid by the Company or a Restricted Subsidiary under any guaranty of Indebtedness (including, without limitation, a guaranty of principal, interest or any combination thereof) of any other Person during such period.

        "Interest Incurred" of any Person for any period means, without
         -----------------
duplication, the aggregate amount of interest which, in conformity with GAAP, should be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense) plus, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest capitalized for such period, amortization of issue costs on Indebtedness (other than Indebtedness payable to a finan-cial institution), all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, amortization and expensing of other financing fees and expenses, and all interest actually paid by the Company or a Restricted Subsidiary under any guaranty of Indebtedness (including, without limitation, a guaranty of principal, interest or any combination thereof) of any other Person during such period.

        "Interest Payment Date" means the stated due date of an installment of
         ---------------------
interest on the Securities.

        "Interest Swap Obligation" means any obligation of any Person pursuant
         ------------------------
to any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount; provided, that the term "Interest
                                              --------
Swap Obligation" shall also include interest rate exchange, collar, swap option, futures contracts or other similar agreements providing interest rate protection.

        "Investment" by any Person in any other Person means (without
         ----------
duplication) (a) the acquisition by such Person (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership, or other ownership interests, or other securities of such other Person, (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from such other Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person), except as part of a Related Business in the ordinary course of business with or to any other Person who is not an Affiliate of such Person, (c) the entering into by such Person of any guaranty of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person, or (d) the making of any capital contribution by such Person to such other Person.

        "Issue Date" means the date of first issuance of the Original Notes
         ----------
under this Indenture.

        "Legal Holiday" shall have the meaning provided in Section 14.7.
         -------------

        "Lien" means any mortgage, lien, pledge, charge, security interest, or
         ----
other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

        "Maturity Date," when used with respect to any Security, means the date
         -------------
on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, Change of Control Payment Date, Asset Sale Purchase Date, Net Worth Payment Date, or by declaration of acceleration, call for redemption or otherwise.

        "Material Subsidiary" means any Restricted Subsidiary of the Company
         -------------------
which accounted for 5% or more of the Consolidated Net Assets of the Company and its Subsidiaries as of the end of the fiscal quarter preceding the date of determination for which financial information is available or Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Reference Period, except Material Subsidiary shall not include Restricted Subsidiaries substantially all of whose assets consist of interests in issuances of collateralized mortgage obligations.

        "Minimum Consolidated Net Worth" shall have the meaning specified in
         ------------------------------
Section 4.17.

        "M.D.C. Land" means M.D.C. Land Corporation, a Colorado corporation, as
         -----------
pledgor of certain shares of capital stock of Richmond Homes.

        "Net Cash Proceeds" means (i) cash (in U.S. Legal Tender or freely
         -----------------
convertible into U.S. Legal Tender) received by the Company or any Restricted Subsidiary from an Asset Sale net of all (a) brokerage commissions, and all other fees and expenses (including, without limitation, fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all income and other taxes measured by or resulting from such Asset Sale, (c) payments made to retire Indebtedness where payment of such Indebtedness is required by instruments governing such Indebtedness and secured by the assets sold pursuant to and in connection with such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or a Subsidiary of the Company) owning a legal or beneficial interest in the assets subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee, and (ii) all noncash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale promptly thereupon liquidated or converted into cash, without duplication, net of all items enumerated in subclauses (a) through (e) of clause (i) hereof.

        "Net Proceeds" means the aggregate net cash proceeds or the aggregate
         ------------
fair market value of property received by the Company or a Restricted Subsidiary of the Company from the sale of Qualified Capital Stock of the Company (other than to a Subsidiary) after payment of reasonable out-of-pocket expenses, commissions and discounts incurred in connection therewith.

        "Net Worth Offer" shall have the meaning set forth in Section 4.17.
         ---------------

        "Net Worth Offer Amount" shall have the meaning set forth in Section
         ----------------------
4.17.

        "Net Worth Offer Period" shall have the meaning set forth in Section
         ----------------------
4.17.

        "Net Worth Payment Date" shall have the meaning set forth in Section
         ----------------------
4.17.

        "Non-Recourse Indebtedness" means, with respect to any Person,
         -------------------------
Indebtedness (or portion thereof) of such Person for which the sole legal recourse for collection of principal, premium, and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness, which property was acquired with the proceeds of such Indebted-ness or such Indebtedness was Incurred within 180 days after the acquisition of such property, without any liability on the part of the Company or any Restricted Subsidiary for any deficiency with respect to principal, premium and interest.

        "Notes": (see "Securities").
         -----         ----------

        "Obligations" means (a) the principal of, premium (if any) and interest
         -----------
on the Securities and (ii) all other amounts from time to time which at any time are payable, are owing but not currently payable, or contingently owing, or remain unpaid by the Company pursuant to the Securities or the Indenture to the Holders and the Trustee.

        "Obligors" means the Company and the Guarantors, collectively.
         --------

        "Offering" means the initial private placement by the Company and the
         --------
Guarantors of the Original Notes and the related Guaranties.

        "Officer" means, with respect to an Obligor, the Chairman of the Board,
         -------
the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Obligor.

        "Officers' Certificate" means, with respect to an Obligor, a certificate
         ---------------------
signed by two Officers or by an Officer and an Assistant Secretary of such Obligor and otherwise complying with the requirements of Sections 14.4 and 14.5.

        "Opinion of Counsel" means a written opinion from legal counsel who is
         ------------------
reasonably acceptable to the Trustee complying with the requirements of Sections
14.4 and 14.5. Unless otherwise required by the Trustee, the counsel may be outside counsel to the Company.

        "Option Agreement" means the Option Agreement, dated as of December 6,
         ----------------
1993, among the Company, Mr. Larry Mizel and Mr. David Mandarich, as amended or supplemented to the Issue Date, except to the extent that such amendments would not adversely affect the Company.

        "Original Notes" means the 11-1/8% Senior Notes due 2003, as amended or
         --------------
supplemented from time to time in
accordance with the terms hereof, issued under this Indenture on the Issue Date.

        "Paying Agent" shall have the meaning specified in Section 2.3.
         ------------

        "Permitted Investment" means (i) Investments in Cash Equivalents, (ii)
         --------------------
Investments in the Company or in its Wholly Owned Restricted Subsidiaries and Investments by Richmond Homes in Restricted Subsidiaries and Investments in Richmond Homes by its Subsidiaries, (iii) loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries, (iv) Investments in any receivables or loans taken by the Company or a Subsidiary of the Company in connection with the sale of any asset otherwise permitted by this Indenture, (v) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing or other mortgage related assets, (vi) Investments in contract rights granted by, entitlements granted by, interests in securities issued by, or tangible assets of, political subdivisions or enterprises thereof related to the home building or real estate operations of the Company or its Restricted Subsidiaries, (vii) Investments by the Company or its Restricted Subsidiaries in Richmond Homes and its Subsidiaries that are Restricted Subsidiaries so long as Richmond Homes remains a Restricted Subsidiary and such Investment is made in the form of a loan or is evidenced by a note, payable in the amount of such Investment, (viii) Investments made prior to the Issue Date and (ix) Investments in the form of guaranties to the extent such guaranties are permitted to be Incurred under Section 4.11.

        "Permitted Liens" means (i) Liens for taxes, assessments or governmental
         ---------------
charges or claims that either (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, or (c) solely encumber property abandoned or in the process of being abandoned and with respect to which there is no recourse to the Company or any Restricted Subsidiary, (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services and other obligations of like nature in each case incurred in the ordinary course of business of the Company and its Restricted Subsidiaries, (v) attachment or judgment Liens with respect to judgments or proceedings which, with the passage of time, would not constitute an Event of Default and which are being contested in good faith by appropriate proceedings, (vi) easements, rights-of-way, restrictions and other similar charges, encumbrances or burdens not materially interfering with the ordinary course of business of the Company and its Restricted Subsidiaries, (vii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and its Restricted Subsidiaries, (viii) purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests), (ix) Liens on assets securing Refinancing Indebtedness which refinanced Indebtedness that was previously secured by such assets, (x) Liens securing Indebtedness of the Company and its Restricted Subsidiaries Incurred in compliance with Section 4.11(A)(g), (xi) any interest in or title of a lessor to property subject to any Capitalized Lease Obligations incurred in compliance with this Indenture, (xii) Liens existing on the date of the Indenture, including without limitation, Liens securing Indebtedness existing on the Issue Date, (xiii) any option, contract or other agreement to sell or purchase an asset or participate in the income or revenue derived therefrom, (xiv) Liens securing Non-Recourse Indebtedness of the Company or a Restricted Subsidiary, (xv) Liens on property or assets of any Subsidiary securing Indebtedness of such Subsidiary owing to the Company or one or more of its Wholly Owned Restricted Subsidiaries, (xvi) Liens with respect to any asset which Lien existed at the time such asset was acquired by the Company or any of its Subsidiaries, provided that such Liens only extend to assets that
                            --------
were subject to such Liens prior to the acquisition of such asset by such Person, (xvii) any legal right of, or right granted in good faith to, a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts or monies of the Company or a Restricted Subsidiary with or held by such lender or lenders, (xviii) any pledge or deposit of cash or property by the Company or any Restricted Subsidiary in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements or as otherwise required by political subdivisions or other governmental authorities in the ordinary course of business or secured indebtedness permitted to be Incurred in compliance with Section 4.11(A)(k),
(xix) Liens in favor of the Trustee arising pursuant to this Indenture, (xx) Liens incurred in the ordinary course of business as security for the Company's or its Restricted Subsidiaries' obligations with respect to indemnification in favor of title insurance providers, (xxi) letters of credit, bonds or other assets pledged to secure insurance in the ordinary course of business, (xxii) Liens on assets securing warehouse lines of credit and other credit facilities to finance the operations of the Company's mortgage lending Restricted Subsidiaries and Liens related to issuances of CMOs and mortgage-related securities, and (xxiii) Liens on property or assets of any Subsidiary of Richmond Homes securing Indebtedness of such Subsidiary owing to Richmond Homes or one or more of its Subsidiaries that is a Restricted Subsidiary or Liens on property or assets of Richmond Homes securing Indebtedness of Richmond Homes to one or more Restricted Subsidiaries and (xxiv) any other Liens, provided that
                                                                --------
such Liens under this clause (xxiv) do not at any time attach to property with fair value, in the aggregate, in excess of $5 million.

        "Person" means any corporation, individual, limited liability company,
         ------
joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

        "Placement Memorandum" means the Company's Private Placement Memorandum,
         --------------------
dated December 17, 1993, as supplemented prior to the Issue Date, pursuant to which the Original Notes were initially offered.

        "Plan of Liquidation" means, with respect to any Person, a plan that
         -------------------
provides for, contemplates or the effectuation of which is preceded or accompanied by

(whether or not substantially contemporaneously) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock or a class or classes of Indebtedness of such Person.

        "Pledge Documents" means, collectively, this Indenture and each of the
         ----------------
stock powers and other instruments and documents pertaining to the Collateral required to be delivered by Pledgors pursuant to Article Twelve hereof, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms of the Indenture.

        "Pledge Senior Lenders" means each of the holders of Guarantor Senior
         ---------------------
Indebtedness to the extent that a Guarantor is also a Pledged Subsidiary, the financial institutions who are lenders to other Subsidiaries of the Company whose capital stock constitutes Pledged Shares and the financial institutions who are holders of other senior indebtedness to the Company.

        "Pledged Shares" means all of the outstanding shares of capital stock
         --------------
set forth on Schedule I hereto of the Restricted Subsidiaries listed on Schedule I hereto, except to the extent such shares of capital stock may be released or substituted pursuant to the terms of Article Twelve herein.

        "Pledged Subsidiary" means the Restricted Subsidiary who is the issuer
         ------------------
of any Pledged Shares, including, initially, the Guarantors existing on the Issue Date, other than Richmond Homes, Inc. II, a Delaware corporation, and HomeAmerican Mortgage Corporation, Inc., a Colorado corporation.

        "Pledgor" means each of the Company and M.D.C. Land as a pledgor of
         -------
Collateral and any other Subsidiary of the Company who may become a party to this Indenture in such capacity.

        "principal" of any Indebtedness (including the Securities) means the
         ---------
principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

        "Proceeds" shall have the meaning ascribed thereto in the Uniform
         --------
Commercial Code of the State of New York and, except to the extent provided in Article Twelve, shall include, without limitation, the following: whatever is now or hereafter received by the Company upon the sale, exchange, collection or other disposition of any Pledged Shares or any proceeds thereof, without limitation, all dividends, cash, options, warrants, rights, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Shares; provided that (i)
                                                            --------
with respect to any merger of Richmond Homes with or into any Restricted Subsidiary of the Company in connection with the acquisition of shares of common stock of Richmond Homes by the Company pursuant to the Option Agreement, Proceeds shall not include any consideration received by any Person in such merger other than shares of Capital Stock of Richmond Homes or such other Restricted Subsidiary surviving such merger, and (ii) cash proceeds from an Asset Sale may be used in accordance with clauses (i)(a) through (e) of the definition of Net Cash Proceeds, and Net Cash Proceeds may be applied in accordance with Sections 4.14 and 12.5, in each case free and clear of any Lien hereunder and such items shall not constitute Proceeds.

        "property" means any right or interest in or to property or assets of
         --------
any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

        "Purchase Agreement" means the Purchase Agreement, dated December 28,
         ------------------
1993, among the Company, the Guarantors and the initial purchasers of the Original Notes, as such may be amended or modified from time to time.

        "Qualified Capital Stock" means any Capital Stock that is not
         -----------------------
Disqualified Capital Stock.

        "Record Date" means a Record Date specified in the Securities whether
         -----------
or not such Record Date is a Business Day.

        "Redemption Date," when used with respect to any Security to be
         ---------------
redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 of the Securities.

        "Redemption Price," when used with respect to any Security to be
         ----------------
redeemed, means the redemption price for such redemption pursuant to Paragraph 5 of the Securities, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date.

        "Reference Period" with regard to any Person means the four full fiscal
         ----------------
quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture for which financial information is available.

        "Refinancing Indebtedness" means Indebtedness that is an extension,
         ------------------------
renewal, replacement or refunding permitted to be Incurred by this Indenture but only to the extent that (i) the maximum principal amount of refinancing Indebtedness (or, if such refinancing Indebtedness does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such refinancing indebtedness) permitted may not exceed the lesser of (x) the principal amount of the Indebtedness being extended, renewed, replaced or refunded plus reasonable financing fees and other associated reasonable out-of-pocket expenses (collectively, "Refinancing Fees"), or (y) if such Indebtedness being extended, renewed, replaced, or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount at the time of the Incurrence of the refinancing indebtedness plus Refinancing Fees, (ii) except with respect to Indebtedness Incurred to finance the acquisition, holding or development of real property and related appurtenances and the construction of improvements thereon and Incurred in the ordinary course of business and in compliance with the terms of this Indenture, the refinancing Indebtedness has a Weighted Average Life and a final maturity that is equal to or greater than the Indebtedness being extended, renewed, replaced or refunded at the time of such extension, renewal, replacement or refunding, (iii) the refinancing Indebtedness shall rank with respect to the Notes to an extent no less favorable in respect thereof to the Holders than the Indebtedness being refinanced, (iv) refinancing Indebtedness Incurred by a Restricted Subsidiary shall only be used to refinance Indebtedness of such Restricted Subsidiary notwithstanding that there shall be other Persons contingently liable with respect to such Subsidiary Indebtedness being refinanced and (v) any Indebtedness described by Section 4.11(A)(b) is repaid with the Net Cash Proceeds from Asset Sales in accordance with the procedures described under Section 4.14, such Indebtedness may not be reincurred.

        "Registrar" shall have the meaning specified in Section 2.3.
         ---------

        "Registration Rights Agreement" means the Senior Notes Registration
         -----------------------------
Rights Agreement, dated as of December 28, 1993, by and among the Company, the Guarantors and the initial purchasers of the Original Notes, as such may be amended or modified from time to time.

        "Related Business" means any line or lines of business or business
         ----------------
activity reasonably related to (x) the real estate business, or (y) a business segment of the Company and its Restricted Subsidiaries conducted on the Issue Date.

        "Restricted Investment" means any direct or indirect Investment with
         ---------------------
respect to any Person by the Company or any Restricted Subsidiary of the Company other than a Permitted Investment.

        "Restricted Payment" means, with respect to any Person, (i) any dividend
         ------------------
or other distribution on shares of Capital Stock of the Company or any Restricted Subsidiary, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any shares of Capital Stock of the Company or any Restricted Subsidiary, (iii) any defeasance, redemption, repurchase, or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition, or defeasance), in whole or in part, of any Indebtedness of the Company or a Restricted Subsidiary that is subordinate in right of payment to the Notes or the respective Guaranties, as applicable, but only if such defeasance, redemption, repurchase or other acquisition or retirement is made prior to the scheduled payment on such Indebtedness and (iv) any Restricted Investment; provided, however, that the term "Restricted Payment"
                           --------  -------
does not include (a) any dividend, distribution, or other payment on shares of Capital Stock of the Company or a Restricted Subsidiary of the Company solely in shares of Qualified Capital Stock of the Company, (b) any dividend, distribu-
tion, or other restricted payment to the Company or any of its Wholly Owned Restricted Subsidiaries by any of its Subsidiaries, provided that Subsidiaries
                                                    --------
of Richmond Homes may pay dividends or make distributions to Richmond Homes or any other Restricted Subsidiary, (c) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of a Subsidiary owned by the Company, (d) any defeasance, redemption, repurchase or other acquisition or retirement for value, in whole or in part, of (x) Indebtedness of the Company payable solely in shares of Capital Stock or Subordinated Indebtedness of the Company, (y) Indebtedness or Disqualified Capital Stock of a Restricted Subsidiary payable solely in shares of Capital Stock of the Company or such Restricted Subsidiary or Subordinated Indebtedness of the Company, or (z) Indebtedness of the Company subordinated to the Notes owed to its Restricted Subsidiaries, or (e) any defeasance, redemption, repurchase, or other acquisition or retirement for value, in whole or in part, of Indebtedness of the Company or a Restricted Subsidiary that is subordinate in right of payment to the Notes and is existing on the Issue Date.

        "Restricted Security" means a Security, unless or until it has been (i)
         -------------------
effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided that in no case shall a Series B Note issued in
                --------
accordance with this Indenture and the terms and provisions of the Senior Notes Registration Rights Agreement be a Restricted Security.

        "Richmond Homes" means Richmond Homes, Inc. I, a Delaware corporation
         --------------
or its legal successor.

        "Restricted Subsidiary" means each of the Subsidiaries of the Company
         ---------------------
which is not an Unrestricted Subsidiary.

        "SEC" means the Securities and Exchange Commission.
         ---

        "Section 4.14 Offer" shall refer to an "Asset Sale Offer to Purchase,"
         ------------------
as defined in Section 4.14.

        "Securities" or "Notes" means, prior to the Exchange Offer, the Original
         ----------      -----
Notes, and after the Ex-
change Offer, the Original Notes (if any) and the Series B Notes, in each case as amended or modified from time to time in accordance with the terms hereof, issued under this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended, and the
         --------------
rules and regulations of the SEC promulgated thereunder.

        "Senior Notes Registration Rights Agreement" means the Senior Notes
         ------------------------------------------
Registration Rights Agreement by and among the Company, the Guarantors and the purchasers of the Original Notes, dated as of the date hereof, in connection with the registration of the Original Notes, as such may be amended or modified from time to time.

        "Series B Notes" means the Series B 11-1/8% Senior Notes due 2003, to be
         --------------
issued pursuant to this Indenture in connection with the offer to exchange Series B Notes for Original Notes that may be made by the Company pursuant to the Senior Notes Registration Rights Agreement.

        "Special Record Date" for payment of any Defaulted Interest means a
         -------------------
date fixed by the Trustee pursuant to Section 2.12.

        "Specific Performance Contracts" means, collectively, that certain
         ------------------------------
Specific Performance Contract, dated December 28, 1989, between Richmond Homes Limited and Richmond American Homes of Colorado, Inc. II (now known as Richmond Homes, Inc. I), as amended to the Issue Date, and that certain Specific Performance Contract, dated December 28, 1989, between M.D.C. Land Corporation and Richmond American Homes of Colorado, Inc. II (now known as Richmond Homes, Inc. I), as amended or modified from time to time so long as no such amendment or modification shall adversely affect the Company; provided that an amendment
                                                    --------
or modification that solely extends the maturity of payments thereof shall not be deemed to affect the Company adversely.

        "Stated Maturity," when used with respect to any Security, means
         ---------------
December 15, 2003.

        "Subordinated Indebtedness" means Indebtedness of the Company which is
         -------------------------
subordinated in right of payment to the prior payment in full, including all payment of principal, premium and all accrued interest (and post-petition interest) on and all other amounts owing in connection with the Notes and which has a scheduled principal payment date which is after the final Maturity Date of the Notes.

        "Subsidiary" of any Person means (i) any (A) corporation of which at
         ----------
least a majority of the aggregate voting power of all classes of Capital Stock is directly or indirectly beneficially owned by such Person, and (B) entity other than a corporation of which such Person directly or indirectly beneficially owns at least a majority of the Capital Stock, (ii) in the case of the Company, Richmond Homes and its Subsidiaries for so long as the Company is required to consolidate Richmond Homes and its Subsidiaries in its financial statements in accordance with GAAP, and (iii) any Person (other than political subdivisions or enterprises thereof or governmental agencies) required to be consolidated for financial accounting purposes in accordance with GAAP. To the extent Richmond Homes becomes, and for so long as Richmond Homes remains, a Wholly Owned Restricted Subsidiary of the Company, all references in this Indenture to Wholly Owned Restricted Subsidiaries of the Company shall include Richmond Homes and its wholly owned Subsidiaries that are Restricted Subsidiaries.

        "Surviving Person" shall have the meaning specified in Section 5.2.
         ----------------

        "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
         ---
(S)(S) 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

        "Trustee" means the party named as such in this Indenture until a
         -------
successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

        "Trust Officer" means any officer within the corporate trust department
         -------------
(or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

        "U.S. Government Obligations" means direct non-callable obligations of,
         ---------------------------
or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

        "U.S. Legal Tender" means such coin or currency of the United States of
         -----------------
America as at the time of payment shall be legal tender for the payment of public and private debts.

        "Unrestricted Subsidiary" means each of the Subsidiaries of the Company
         -----------------------
so designated by a resolution adopted by the Board of Directors of the Company as provided below and whose creditors have no direct or indirect recourse (including, without limitation, no recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the Company or a Restricted Subsidiary. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) any
                                                       --------
such redesignation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of the Indenture as of the date of such redesignation, and (ii) immediately after giving effect to such redesignation and the Incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could incur $l of additional Indebtedness pursuant to Section 4.11(B). Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) a Restricted Payment will be deemed to be made at the time of
- --------
such designation and such designation will reduce the amount available for Restricted Payments under Section 4.3(c) to the extent of the amount of stockholders' equity of the Subsidiary being designated an Unrestricted Subsidiary on a stand-alone basis, and (ii) immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under the Indenture, the Company and its Restricted Subsidiaries could incur $1 of additional Indebtedness pursuant to Section 4.11(B). Notwithstanding the foregoing, the Company may at any time, but only once with regard to a specific Subsidiary, designate a Restricted Subsidiary to be an Unrestricted Subsidiary. Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate.

        "Voting Stock" means Capital Stock of the Company having generally the
         ------------
right to vote in the election of the directors of the Company.

        "Weighted Average Life" means, as of the date of determination, with
         ---------------------
respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

        "Wholly Owned Restricted Subsidiary" of any Person means (i) a
         ----------------------------------
Subsidiary (which, with respect to the Company, is a Restricted Subsidiary), of which 100% of the common equity (except for (x) directors' qualifying shares, (y) certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose and (z) shares required by law to be owned by an individual holding a real estate broker license as a condition to such Subsidiary being licensed as a real estate broker, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more Wholly Owned Restricted Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the common equity of such entity.

        SECTION 1.2  Incorporation by Reference of TIA.
                     ---------------------------------

        Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "Commission" means the SEC.
         ----------

        "indenture securities" means the Securities.
         --------------------

        "indenture securityholder" means a Holder or a Securityholder.
         ------------------------

        "indenture to be qualified" means this Indenture.
         -------------------------

        "indenture trustee" or "institutional trustee" means the Trustee.
         -----------------      ---------------------

        "obligor" on the indenture Securities means the Company and any other
         -------
primary or contingent obligor on the Securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

        SECTION 1.3  Rules of Construction.
                     ---------------------

        Unless the context otherwise requires:

                  (1)  a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)  "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5)  provisions apply to successive events and transactions;

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (7) references to Sections or Articles means reference to such Section or

     Article in this Indenture, unless stated otherwise.


                                  ARTICLE TWO

                                THE SECURITIES

        SECTION 2.1  Form and Dating.
                     ---------------

        The Original Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A-1 hereto, the Series B Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A-2 hereto, and each Note shall be endorsed with the Guaranty in the form of Exhibit B hereto, each of which Exhibits is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as Exhibit A-1 or Exhibit A-2 hereto or the form of Guaranty attached as Exhibit B hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

        The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

        SECTION 2.2  Execution and Authentication.
                     ----------------------------

        Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

        If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the

Company shall nevertheless be bound by the terms of the Notes and this Indenture.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $190,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $190,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with any Obligor, any Affiliate of any Obligor, or any of their respective Subsidiaries.

          Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.3  Registrar and Paying Agent.
                       --------------------------

          The Company shall maintain an office or agency in New York, New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company or any Guarantor in respect of the Notes and related Guaranties may be served. The Company may act as its own Registrar or Paying Agent, except that, for the purposes of Articles

Three, Eight, and Sections 2.11, 4.14, 4.16 and 4.17, none of the Company, any Guarantor nor any Affiliate of the Company or any Guarantor shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

          The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          SECTION 2.4  Paying Agent to Hold Assets in Trust.
                       ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company, a Guarantor or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If the Company, a Guarantor or a Subsidiary of the Company or a Guarantor acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.
Upon distribution to the Trustee of all assets that shall have been delivered by the Company or any Guarantor to the Paying Agent, the Paying Agent (if other than the Company or a Guarantor) shall have no further liability for such assets.

          SECTION 2.5  Securityholder Lists.
                       --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the tenth Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

          SECTION 2.6  Transfer and Exchange.
                       ---------------------

          When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or
         --------  -------
exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company and the Guarantors shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.2, 2.10, 3.7, 4.14, 4.16, 4.17, or 9.5). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Sections 4.14, 4.16, or 4.17 hereof or redeem Securities pursuant to Article 3 hereof and ending at the close of business on the day of such mailing.

          Any Original Notes which are presented to the Registrar or a co-registrar for exchange pursuant to an Exchange Offer shall be exchanged for Series B Notes of equal principal amount upon surrender to the Registrar or co-registrar of the Original Notes to be exchanged; provided, however, that the
                                                    --------  -------
Original Notes surrendered for exchange in an Exchange Offer shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney who shall be duly authorized in writing to execute such document. Whenever any Original Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver to the Registrar or co-Registrar, the same aggregate principal amount of Series B Notes as the aggregate principal amount of Original Notes that have been surrendered.

          Notwithstanding any other provisions hereof, no Original Note may be exchanged by the Holder thereof for a Series B Note other than pursuant to the Exchange Offer and no Series B Note may be exchanged by the Holder thereof for an Original Note.

          SECTION 2.7  Replacement Securities.
                       ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company and the Guarantors shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company and, to the extent of the Guaranty, of each Guarantor.

          SECTION 2.8  Outstanding Securities.
                       ----------------------

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company, a Guarantor or an Affiliate of the Company or a Guarantor holds the Security, except as provided in Section 2.9.

          If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding
             ---- ----
upon surrender of such Security and replacement thereof pursuant to Section 2.7.

          If on a Redemption Date or the Stated Maturity the Paying Agent (other than the Company, a Guarantor or an Affiliate of the Company or a Guarantor) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9  Treasury Securities.
                       -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company, the Guarantors and Affiliates of the Company or a Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

          SECTION 2.10  Temporary Securities.
                        --------------------

          Until definitive Securities are ready for delivery, the Company may prepare, the Guarantors shall endorse and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, at the time that the registration statement pursuant to the Senior Notes Registration Rights Agreement becomes effective, the Company shall prepare, the Guarantors shall endorse and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

          SECTION 2.11  Cancellation.
                        ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company, a Guarantor or an Affiliate of the Company or a Guarantor), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

          SECTION 2.12  Defaulted Interest.
                        ------------------

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted

Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

              (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the security register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in New York, New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 2.12, each Security delivered pursuant to this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 2.13  Legending of the Securities; Restrictions on Transfers.
                        ------------------------------------------------------

          Until such time as the same is no longer a Restricted Security, each certificate evidencing the Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form set forth on the form of Note set forth as Exhibit A-1 hereto. Prior to any transfer or exchange of a legended Security for another Security, the Company shall deliver an Officers' Certificate to the Trustee directing it to transfer or exchange such Security for another legended or unlegended Security, subject to compliance with any transfer restrictions.


                                 ARTICLE THREE

                                  REDEMPTION

          SECTION 3.1  Right of Redemption.
                       -------------------

          Redemption of Securities, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article

Three. The Securities may be redeemed in cash at the election of the Company, as a whole or from time to time in part, at any time on or after December 15, 1998, at the Redemption Prices specified in the form of Note attached as Exhibit A-1 and Exhibit A-2 set forth therein under the caption "Redemption," in each case, including accrued and unpaid interest, if any, to the Redemption Date.

          SECTION 3.2  Notices to Trustee.
                       ------------------

          If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

          If the Company elects to credit the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee and deliver such Securities with such notice.

          The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

          SECTION 3.3  Selection of Securities to Be Redeemed.
                       --------------------------------------

          If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed pro
                                                                            ---
rata or by lot or by such other method as the Trustee shall determine to be fair
- ----
and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to

$1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.4  Notice of Redemption.
                       --------------------

          At least 15 days and not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder, at such Holder's last address as then shown upon the books of the registrar, whose Securities are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

             (1)  the Redemption Date;

             (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

             (3)  the name, address and telephone number of the Paying Agent;

             (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

             (5) that, unless the Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.6 hereof, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

             (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multi-ple thereof, of such Security equal to the unredeemed portion thereof and that, on and after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

             (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

             (8)  the CUSIP number of the Securities to be redeemed; and

             (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Securities.

          SECTION 3.5  Effect of Notice of Redemption.
                       ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid on the Redemption Date; provided that if the
                                                   --------
Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided,
                                                                --------
further, that if a Redemption Date is a Legal Holiday, payment shall be made on
- -------
the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          SECTION 3.6  Deposit of Redemption Price.
                       ---------------------------

          On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company, a Guarantor or an Affiliate of the Company or a Guarantor) U.S. Legal Tender sufficient to pay the Redemption Price of, including accrued and unpaid interest to the Redemption Date on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

          If the Company complies with the preceding paragraph and the other provisions of this Article Three, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Securities.

          SECTION 3.7  Securities Redeemed in Part.
                       ---------------------------

          Upon surrender of a Security that is to be redeemed in part, the Company and each Guarantor shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                 ARTICLE FOUR

                                   COVENANTS

          SECTION 4.1  Payment of Securities.
                       ---------------------

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Guarantor, a Subsidiary of the Company or a Guarantor or an Affiliate of the Company or a Guarantor) holds for the benefit of the Holders on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment or as otherwise in compliance with Section 4.3 of the Purchase Agreement.

          The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          The Company, in lieu of paying interest in cash or any Original Note that is exchanged pursuant to an Exchange Offer, may deem such interest to be accrued on the Series B Note issued by it in exchange for such Original Note.

          SECTION 4.2  Maintenance of Office or Agency.
                       -------------------------------

          The Company shall maintain in New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided,
                                                                   --------
however, that no such designation or rescission shall in any manner relieve the
- -------
Company of its obligation to maintain an office or agency in New York, New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the office of the agent of the Trustee at the address set forth in Article Fourteen as such office of the Company.

          SECTION 4.3  Limitation on Restricted Payments.
                       ---------------------------------

          Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, make any Restricted Payment, if, after giving effect thereto on a pro forma basis, (a) the Consolidated Fixed Charge Coverage Ratio
             --- -----
of the Company on the last day of the Reference Period is less than 1.5 to 1,
(b) a Default or an Event of Default would occur or be continuing, or (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the fair market value of any property used therefor) from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) 50% of Consolidated Net Income of the Company accrued for the period (taken as one accounting period), commencing with the first full fiscal quarter which commenced after the Issue Date, to and including the fiscal quarter ended immediately prior to the date of each calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (ii) 100% of the amount of any Indebtedness of the Company or a Restricted Subsidiary that is converted into or exchanged for Qualified Capital Stock of the Company, plus (iii) 100% of the aggregate amounts received by the Company or any Restricted Subsidiary upon the return (including by way of dividend and any release of any guaranty) of any Investment but only to the extent (x) not included in Consolidated Net Income of the Company and (y) that the making of such Investment constituted a Restricted Investment made pursuant to the Indenture, plus (iv) unless accounted for pursuant to clause
(ii) above, 100% of the aggregate Net Proceeds received by the Company from the sale (other than to a Subsidiary of the Company) of its Qualified Capital Stock after the Issue Date and on or prior to the date of such Restricted Payment.

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit (A) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, (B) the payment of cash dividends or other distributions to any Equity Investor or joint venture participant of a Restricted Subsidiary of the Company (in each case other than the Company or a Restricted Subsidiary of the Company) with respect to a class of Capital Stock of such Restricted Subsidiary of the Company owned by such Equity Investor so long as the Company or its Restricted Subsidiaries simultaneously receive a dividend or distribution with respect to their Investment in such Restricted Subsidiary either in U.S. Legal Tender or the same form as the dividend or distribution received by such Equity Investor or joint venture participant and in proportion to their proportionate interest in the same class of Capital Stock of such Restricted Subsidiary, as the case may be, (C) acquisitions or other retirement for value of, shares of Capital Stock pursuant to the Base Assets Purchase Agreement and the Option Agreement as in effect on the Issue Date, (D) the retirement of Capital Stock of the Company or the retirement of Indebtedness of the Company, in exchange for or out of the proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Capital Stock) and the retirement of Capital Stock or Indebtedness of a Restricted Subsidiary of the Company in exchange for or out of the proceeds of a substantially concurrent sale of its Capital Stock (other than Disqualified Capital Stock), (E) the payment of cash dividends on, and acquisitions or other retirement for value of, shares of Capital Stock of Restricted Subsidiaries required to be held by employees thereof in accordance with the laws governing the Company's consolidated real estate business in the ordinary course of business, (F) Investments in joint ventures which are Restricted Subsidiaries,
(G) Restricted Payments not otherwise permitted above (x), with respect to the period from the Issue Date to and including December 31, 1994, up to $20,000,000 in the aggregate from the Issue Date through December 31, 1994, (y) with respect to the period from January 1, 1995 to and including December 31, 1995, up to $40,000,000 in the aggregate from the Issue Date through December 31, 1995, and
(z) with respect to the period from January 1, 1996 and thereafter, up to $50,000,000 in the aggregate from the Issue Date, pro-
                                                  ----
vided that such Restricted Payments made under this clause (G) shall not be in
- -----
the form of cash dividends. The declaration or payment of each dividend paid in accordance with this paragraph (other than pursuant to clause (B), (E) or (G)) shall be counted for purposes of computing amounts expended pursuant to clause
(c) in the immediately preceding paragraph.

          SECTION 4.4  Corporate Existence.
                       -------------------

          Subject to Article Five, each Obligor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of such Obligor and each of its Subsidiaries; provided, however, that an Obligor shall not be required to
                     --------  -------
preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if the Board of Directors of such Obligor shall in good faith determine that the preservation thereof is no longer desirable in the conduct of the business of such Obligor.

          SECTION 4.5  Payment of Taxes and Other Claims.
                       ---------------------------------

          Each Obligor shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon such Obligor or any of its Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of such Obligor or any of its Subsidiaries; provided, however, that an Obligor shall not be
                         --------  -------
required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP or (ii) that solely encumbers property abandoned or in the process of being abandoned and with respect to which there is no recourse to the Company or any Restricted Subsidiary.

          SECTION 4.6  Maintenance of Properties and Insurance.
                       ---------------------------------------

          Each Obligor shall cause all properties used or useful to the conduct of its business and the business of each of its Subsidiaries that are Restricted Subsidiaries to be maintained and kept in good condition consistent with industry standards and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided,
                                                                     --------
however, that nothing in this Section 4.6 shall prevent an Obligor from
- -------
discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a), in the judgment of such Obligor, desirable in the conduct of the business of such Obligor and (b) not disadvantageous in any material respect to the Holders.

          Each Obligor shall provide, or cause to be provided, for itself and each of its Subsidiaries that are Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of such Obligor are adequate and appropriate for the conduct of the business of such Obligor and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of such Obligor and adequate and appropriate for the conduct of the business of such Obligor and such Subsidiaries in a prudent manner for corporations similarly situated in the industry.

          SECTION 4.7  Compliance Certificate; Notice of Default.
                       -----------------------------------------

          (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

          (b) The Company shall deliver to the Trustee within 120 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Subsidiary of the Company was not in compliance with the provisions set forth in Section 4.3, 4.11, 4.14, or 4.17 of this Indenture.

          (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

          SECTION 4.8  SEC Reports.
                       -----------

          The Company and each Guarantor shall deliver to the Trustee and each Holder, within 15 days after it files the same with the SEC, copies of all reports and information (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, exclusive of exhibits, which the Company or such Guarantor is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act or pursuant to the immediately following sentence. So long as any Securities remain outstanding, each Obligor shall file with the Commission such reports as may be required pursuant to Section 13 of the Exchange Act in respect of a security registered pursuant to Section 12 of the Exchange Act. If an Obligor is not subject to the requirements of Section 13 or 15(d) of the Exchange Act (or otherwise required to file reports pursuant to the immediately preceding sentence), such Obligor shall deliver to the Trustee and to each Holder, within 15 days after it would have been required to file such information with the SEC were it required to do so, financial statements, including any notes thereto (and, in the case of a fiscal year end, an auditors' report by an independent certified public accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," substantially equivalent to that which it would have been required to include in such quarterly or annual reports, information, documents or other reports if it had been subject to the requirements of Section 13 or 15(d) of the Exchange Act; provided that Guarantors shall not be obligated to present such financial or
- --------
other information on a stand-alone basis unless they would have been required to do so by Sections 13 or 15(d). The Company shall also comply with the other provisions of TIA (S)314(a).

          The Trustee has no duty to review the financial reports and other information for the purpose of determining compliance with any provision of this Indenture.

          SECTION 4.9  Limitation on Status as Investment Company.
                       ------------------------------------------

          Neither the Company nor any of its Restricted Subsidiaries shall become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

          SECTION 4.10  Limitation on Transactions with Affiliates.
                        ------------------------------------------

          (a) Neither the Company nor any of its Subsidiaries may, make any loan, advance, guaranty or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of any Affiliate which transaction in-volves or has a value in excess of $250,000 (each an "Affiliate Transaction"), except for permitted Restricted Payments and transactions made in good faith, the terms of which are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis with Persons who are not Affiliates.

          (b) Notwithstanding the foregoing, (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions with an aggregate value in excess of $1,000,000, such transaction must first be approved, by a majority of the independent directors of the Board of Directors of the Company pursuant to a Board Resolution, on terms which are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Affiliates and (ii) with respect to any Affiliate Transaction or related series of Affiliate Transactions with an aggregate value in excess of $10,000,000, the Company must first obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company or such Subsidiary, as the case may be.

          (c) Notwithstanding the foregoing, Affiliate Transactions shall not include (i) transactions exclusively between or among the Company and its Wholly Owned Restricted Subsidiaries, (ii) Restricted Payments otherwise excluded from
Section 4.3 pursuant to clauses (B), (C) and (F) (in the case of (F), only to the extent such Affiliate Transaction constitutes a capital contribution to an entity upon its formation for the sole purpose of capitalizing such entity) thereof, (iii) transactions in which the sole participants are Wholly Owned Restricted Subsidiaries of the Company or transactions between the Company and its Wholly Owned Restricted Subsidiaries permitted under Section 5.1, (iv) any contract, agreement or understanding with, or for the benefit of, or planned for the benefit of, employees of the Company or any Restricted Subsidiaries (in their capacity as such) that has been approved by the Board of Directors, (v) Capital Stock issuances to members of the Board of Directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company or the respective Subsidiary, (vi) home sales and readily marketable mortgage loans to employees, officers and directors of the Company and Subsidiaries in the ordinary course of business, (vii) payment of regular fees and reimbursement of expenses to directors of the Company who are not employees of the Company and wages and other compensation to officers of the Company or any of its Subsidiaries, (viii) contractual arrangements in effect on the Issue Date and renewals and extensions thereof not involving modifications adverse to the Company or any Restricted Subsidiary or (ix) normal banking relationships with an Affiliate on an arm's-length basis.

          SECTION 4.11  Limitation on Incurrences of Additional Debt and
                        ------------------------------------------------
Issuances of Disqualified Capital Stock.
- ---------------------------------------

          (A) Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, create, incur, assume, guarantee, or otherwise become liable for (to "Incur," or, as appropriate, an "Incurrence"), any Indebtedness or issue any Disqualified Capital Stock (other than Capital Stock of a Restricted Subsidiary of the Company issued to the Company or a Wholly Owned Restricted Subsidiary of the Company), except (a) Non-Recourse Indebtedness incurred in the ordinary course of a Related Business; (b) Indebtedness evidenced by the Notes and the Convertible Notes pursuant to the Indentures; (c) Indebtedness of the Company solely to any Restricted Subsidiary of the Company, or Indebtedness of any Restricted Subsidiary of the Company solely to the Company or to any Restricted Subsidiary of the Company, provided that (i) any such Indebtedness of the Company (other than
              --------
     to the Company's mortgage lending and asset management subsidiaries) is subordinate and junior in right of payment to the Notes, (ii) neither the Company nor any Restricted Subsidiary of the Company shall become liable to any Person with respect to such Indebtedness other than the Company or a Restricted Subsidiary of the Company and (iii) such Indebtedness of the Company to Richmond Homes and its Subsidiaries shall otherwise comply with the terms of this Indenture; (d) the Company or any Restricted Subsidiary may Incur Refinancing Indebtedness as an extension, renewal, replacement or refunding of any of the Indebtedness permitted to be Incurred by clause (b) above, this clause (d), clause (f), clause (g) or the immediately following paragraph; (e) Indebtedness Incurred solely in respect of performance, completion, guar-
     anty and similar bonds and similar purpose undertakings and Indebtedness under any earnest money notes, tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts, letters of credit, escrow agreements and other obligations of like nature and deposits made to secure performance of any of the foregoing, in each case in the ordinary course of business in connection with the Company's consolidated real estate and mortgage lending activities; (f) Indebtedness outstanding on the Issue Date; (g) Indebtedness of the Company or its Restricted Subsidiaries Incurred to finance the acquisition, holding and/or development of real property and related appurtenances and the construction of improvements, including homes, thereon in the ordinary course of business of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness may be Incurred pursuant to the following paragraph 4.11(B); (h) (x) Indebtedness which represents the assumption by the Company or a Guarantor of Indebtedness of a Guarantor, provided that neither the Company nor a Guarantor may assume
                  --------
     Indebtedness of a Guarantor that is subordinate in right of payment to the Guaranty of such Guarantor, unless such Indebtedness when assumed by the Company or the Guarantor, as applicable, is subordinate in right of payment to the Notes or the Guaranty of the Guarantor assuming the Indebtedness, and (y) Indebtedness of a Guarantor represented by guaranties in respect of Indebtedness of the Company or another Guarantor permitted to be Incurred pursuant to the Indenture and Indebtedness of the Company represented by guaranties in respect of Indebtedness of a Guarantor permitted to be Incurred pursuant to the Indenture, provided that to the extent the Company
                                         --------
     or a Guarantor guaranties Indebtedness that is subordinated in right of payment to the Notes or the Guaranty, as the case may be, then the guaranty with respect to such subordinated Indebtedness shall be subordinated in right of payment to the Notes or the Guaranty, as applicable; (i) Capitalized Lease Obligations; (j) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loan servicing of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; (k) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business of the Company and its Restricted Subsidiaries;
     (l) Indebtedness secured by mortgages and mortgage-related assets and Indebtedness representing all mortgage-related liabilities in the ordinary course of the Company's mortgage lending and asset management business; and
     (m) Disqualified Capital Stock of Restricted Subsidiaries outstanding on the Issue Date and which may from time to time be issued as required by laws governing the Company's consolidated real estate business. In addition, the mere extension of the term of lender commitments to extend credit or funds to the Company or any of its Subsidiaries pursuant to a revolving credit agreement or similar arrangement shall not be deemed to be an Incurrence of Indebtedness.

          (B) Notwithstanding the foregoing, the Company may Incur Indebtedness or Acquired Indebtedness (as defined below) or issue Disqualified Capital Stock, and a Restricted Subsidiary may Incur Indebtedness described by clause (g) of Section 4.11(A), if, at the time such Indebtedness is Incurred or such Disqualified Capital Stock is issued,
     (A) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such transaction, and (B) immediately after giving effect thereto (without duplication) on a pro forma basis,
                                                            --- -----
     either (x) the Consolidated Fixed Charge Coverage Ratio of the Company on the date of such Incurrence or issuance is at least equal to 1.5 to l or
     (y) the ratio of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis on the date of such Incurrence or issuance (excluding for purposes of such calculation other Indebtedness specifically permitted to be Incurred pursuant to Section 4.11(A), other than with respect to clause (g) thereof) to Consolidated Net Worth of the Company is less than (i) 3.25 to 1, if such determination is made on and after the Issue Date and on or prior to December 31, 1994, (ii) 3.375 to 1, if such determination is made on and after January 1, 1995 and on or prior to December 31, 1995, and (iii) 3.5 to 1, if such determination is made on January 1, 1996 and thereafter.

          (C) Indebtedness Incurred and Disqualified Capital Stock issued by any Person that is not a Restricted Subsidiary of the Company, which Indebted-ness or Disqualified Capital Stock is outstanding at the time such Person becomes a Restricted Subsidiary of the Company, or is merged into or consolidated with, the Company or a Restricted Subsidiary of the Company ("Acquired Indebtedness") shall be deemed to have been Incurred or issued, as the case may be, at the time such Person becomes a Restricted Subsidiary of the Company, or is merged into or consolidated with the Company or a Restricted Subsidiary of the Company.

          SECTION 4.12  Limitations on Restricting Restricted Subsidiary
                        ------------------------------------------------
Dividends.
- ---------

          Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary of the Company or pay any obligation to the Company or any of its Restricted Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Restricted Subsidiaries, except encumbrances and restrictions existing under or contained in (i) the Indenture and the Notes or Refinancing Indebtedness incurred to refinance the Notes; provided that in the case the Notes are refinanced in part, such encumbrances
- --------
and restrictions are no more restrictive than those contained in this Indenture as in effect on the Issue Date, (ii) applicable law, (iii) any agreement relating to the financing of the acquisition, development or construction of real or tangible personal property after the Issue Date, which encumbrance or restriction relates only to the transfer of the property so acquired, (iv) any agreement of a Person acquired by the Company or a Restricted Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property other than the Person or any property of the Person so acquired, (v) reasonable and customary covenants set forth in credit agreements evidencing Indebtedness permitted by clauses (g), (j) and (l) of Section 4.11(A) (including, but not limited to, covenants limiting (x) dividends to a certain percentage of the net income of such Restricted Subsidiary, (y) distributions after the occurrence of a default under such Indebtedness and (z) transfers of assets by such Restricted Subsidiary), (vi) covenants or restrictions contained in instruments evidencing or securing existing Indebtedness of the Company or any of its Restricted Subsidiaries as in effect on the Issue Date, provided that any restrictions or encumbrances relating to or that arise under
- --------
Refinancing Indebtedness are not more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced thereby,
(vii) any agreement restricting the sale or other disposition of properties securing Indebtedness permitted by the Indenture if such agreement does not expressly restrict the ability of a Restricted Subsidiary of the Company to pay dividends or make loans or advances to the Company, (viii) restrictions or encumbrances contained in any security agreements permitted by this Indenture securing Indebtedness permitted by this Indenture to the extent that such restrictions or encumbrances restrict the transfer of assets subject to such security agreement, and (ix) any restrictions or encumbrances with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary or such an agreement which has been entered into for the sale or disposition of assets of the Company to the extent otherwise permitted by the Indenture, as applicable only to such assets or Capital Stock to be sold. Notwithstanding the foregoing, customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business shall not be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

          SECTION 4.13  Limitations on Liens.
                        --------------------

          The Company may not and may not permit any Restricted Subsidiary to, directly or indirectly, incur, or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired.

          SECTION 4.14  Limitation on Asset Sales.
                        -------------------------

              (a) Subject to Article Five, neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, consummate an Asset Sale, unless the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (reasonably evidenced by a good faith resolution of the Board of

Directors) of the assets sold or otherwise disposed of, provided that the
                                                        --------
aggregate fair market value of the consideration received from any Asset Sale that is not in the form of cash or Cash Equivalents will not, when aggregated with the fair market value of all other noncash consideration received by the Company and its Restricted Subsidiaries from all previous Asset Sales since the Issue Date that has not been converted into cash or Cash Equivalents, exceed 10% of the Consolidated Net Assets of the Company at the time of the Asset Sale under consideration; and, provided, further, however, that the amount of (x) any
                          --------  -------  -------
liabilities of the Company or any Restricted Subsidiary (other than liabilities that are incurred in connection with or in contemplation of such Asset Sale) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, shall be deemed to be cash (to the extent of the cash received) for purposes of this Section 4.14(a).

              (b) Within one year after any Asset Sale, the Company (or such Restricted Subsidiary, as the case may be) shall apply 100% of the Net Cash Proceeds from such Asset Sale as follows: (A) to repay any outstanding Guarantor Senior Indebtedness or senior Indebtedness of the Company, provided
                                                                     --------
that the Company repay secured Indebtedness that is otherwise pari passu with
                                                              ---- -----
the Notes only to the extent of the lesser of the amount of such Indebtedness and the fair value of the property securing such Indebtedness and, provided,
                                                                   --------
further, that the Company may repay unsecured Indebtedness that is pari passu in
- -------                                                            ---- -----
right of payment with the Notes only if the Company shall, prior to or simultaneously therewith, make an irrevocable, unconditional offer to Holders of the Notes to purchase such Notes on a pro rata basis in an amount equal to the
                                      --- ----
Net Cash Proceeds from such Asset Sale multiplied by a fraction, the numerator of which is the principal amount of the Notes then outstanding and the denominator of which is the principal amount of the Notes then outstanding plus the aggregate amount of outstanding unsecured Indebtedness other than the Notes ranking pari passu in right of payment with the Notes that is to be repaid with
        ---- -----
such Net Cash Proceeds and, provided, further, that the Company shall not be
                            --------  -------
required to offer to repurchase the Notes unless the amount available for such repurchase is at least $20,000,000; or (B) to replace the properties and assets that were the subject of the Asset

Sale, or to acquire or improve properties and assets that (as determined by the Board of Directors of the Company) will be used in a Related Business of the Company or its Restricted Subsidiaries, provided that if an Asset Sale consists
                                        --------
of the sale or other disposition of all or substantially all of the assets of a Guarantor or Pledged Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of a Guarantor or Pledged Subsidiary owned directly or indirectly by the Company, with or to any Person not an Affiliate of the Company, then, notwithstanding the foregoing in this clause (B) to the contrary, the Net Cash Proceeds resulting from such Asset Sale shall be applied to acquire or improve the properties and assets of a Related Business of a Guarantor, Pledged Subsidiary or the Company.

              (c) Notwithstanding the foregoing, to the extent the Company or any of its Restricted Subsidiaries receives securities or other noncash property or assets as proceeds of an Asset Sale, the Company will not be required to make any application of such noncash proceeds as described in paragraph (b) of this
Section 4.14 until it receives cash or Cash Equivalent proceeds from a sale, repayment, exchange, redemption or retirement of or extraordinary cash dividend or return of capital on, such noncash property. Any amounts deferred pursuant to the preceding sentence will be applied as described in the immediately preceding paragraph when cash proceeds are thereafter received from a sale, repayment, exchange, redemption or retirement of or an extraordinary cash dividend or return of capital on such noncash property.

              (d) To the extent the Company is required to make an offer to purchase the Notes pursuant to this Section 4.14 (an "Asset Sale Offer to Purchase"), the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders, and will purchase from Holders accepting such Asset Sale Offer to Purchase on the date fixed for the closing of such Asset Sale Offer to Purchase (the "Asset Sale Purchase Date"), the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of the Net Cash Proceeds (the "Asset Sale Offer Amount"), at an offer price (the "Asset Sale Offer Price") in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Asset Sale Purchase Date, in accordance with the procedures as described below. The notice, which shall govern the terms of the Asset Sale Offer to Purchase, shall state:

             (1) that the Asset Sale Offer to Purchase is being made pursuant to such notice and this Section 4.14;

             (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), the Final Put Date (as defined below), and the Asset Sale Purchase Date;

             (3) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest;

             (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent in accordance with the last paragraph of this clause (d) or such payment is otherwise prevented from being applied to the purchase of the Notes, any Note, or portion thereof, accepted for payment pursuant to the Asset Sale Offer to Purchase shall cease to accrue interest on and after the Asset Sale Purchase Date;

             (5) that Holders electing to have a Note, or portion thereof, purchased pursuant to an Asset Sale Offer to Purchase will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Purchase Date (the "Final Put Date");

             (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the Final Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withholding and a statement containing a facsimile signature that such Holder is withdrawing his election to have such principal amount of Notes purchased;

             (7) that if Notes in a principal amount in excess of the principal amount of Notes to be acquired pursuant to the Asset Sale Offer to Purchase are tendered and not withdrawn, the Company shall purchase Notes on a pro
                                                                           ---
     rata basis (with such adjustments as may be deemed appropriate by the
     ----
     Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

             (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

             (9)  the circumstances and relevant facts regarding such Asset
     Sales.

        (e) To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer to Purchase is less than the Net Cash Proceeds relating thereto, then the Company may use such excess proceeds, or a portion thereof, for general corporate purposes. Upon completion of an Asset Sale Offer to Purchase in compliance with this Section 4.14, the amount of Net Cash Proceeds required to be applied to an Asset Sale Offer to Purchase will recommence to cumulate from zero.

          (A) In the event the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Net Cash Proceeds available to such Holders, the Company will select the Notes to be purchased on a pro
                                                                          ---
     rata basis from all Notes so surrendered, with such adjustments as may be
     ----
     deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          (B) Not later than one Business Day prior to the Asset Sale Purchase Date in connection with which the Asset Sale Offer to Purchase is being made, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer to Purchase (on a pro
                                                                         ---
     rata basis if required pursuant to this Section 4.14), (ii) deposit with
     ----
     the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted, and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders so accepted payment in an amount equal to the Asset Sale Offer Price of the Notes purchased from each such Holder. Any Notes not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof.

          (C) Any Asset Sale Offer to Purchase will be conducted by the Company in compliance with applicable law, including, without limitation,
     Section 14(e) of the Exchange Act and Rule 14e-l thereunder, if applicable.

          SECTION 4.15  Limitations on Line of Business.
                        -------------------------------

        (a) Neither the Company nor any of its Restricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than in connection with a Related Business.

        (b) Until such time as the Company owns, directly or indirectly, at least 80% of the outstanding common stock of Richmond Homes, Richmond Homes shall not, nor shall it permit any of its Subsidiaries that are Restricted Subsidiaries to, engage, directly or indirectly, in any line or lines of business activity other than in the State of Colorado (excluding any property owned by Richmond Homes or its Subsidiaries outside of Colorado on the Issue
Date).

          SECTION 4.16  Repurchase of Notes at the Option of the Holder Upon a
                        ------------------------------------------------------
Change of Control.
- -----------------

        (a) In the event that a Change of Control (as defined below) has occurred, each Holder will have the right, at such Holder's option, subject to the terms and conditions of this Section 4.16, to require the Company to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on the date that is no later than 60 Business Days (unless later required by applicable law) after the occurrence of such Change of Control (the "Change of Control Payment Date"), at a cash price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any (the "Change of Control Purchase Price"), to the Change of Control Payment Date.

        (b) The Company shall notify the Trustee within 10 Business Days after the Company knows or reasonably should know as a result of a public filing of the occurrence of each Change of Control. Within 20 Business Days after the Company knows or reasonably should know as a result of a public filing of the occurrence of each Change of Control, the Company will make an unconditional offer (a "Change of Control Offer") to all Holders of Notes to purchase all of the Notes at the Change of Control Purchase Price by sending written notice of a Change of Control Offer, by first class mail, to each Holder at its registered address, with a copy to the Trustee. The notice to Holders, which shall govern the terms of the Offer, shall state:

             (1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes, or portions thereof, tendered will be accepted for payment;

             (2) the Change of Control Purchase Price (including the amount of accrued and unpaid interest), the Change of Control Payment Date and the Final Change of Control Put Date (as defined below);

             (3) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

             (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent in accordance with the first paragraph of clause (c) of this Section 4.16, or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

             (5) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.16, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date (the "Final Change of Control Put Date");

             (6) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the close of business on the Final Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Notes purchased; and

             (7) a brief description of the events resulting in such Change of Control.

        (c)  On or before the Change of Control Payment Date, the Company will
(i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate identifying the Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        "Change of Control" means (i) any sale, transfer or other conveyance (other than to the Company or a wholly owned Subsidiary of the Company), whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, to any "person" or "group" in one transaction or a series of related transactions, provided that a transaction where the holders of all
                         --------
classes of Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, 50% or more of the aggregate voting power of all classes of Voting Stock of such "person" or "group" immediately after such transaction will not be a Change of Control, or (ii) any "person" or "group," other than the Management Group (as defined below) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power of the Voting Stock then outstanding. The "Management Group" shall consist of at least a majority of the executive officers of the Company as of the date of this Indenture as disclosed in the Placement Memorandum, members of their immediate families, certain trusts for their benefit, and legal representatives of, or heirs, beneficiaries or legatees receiving Common Stock (or securities convertible or exchangeable for Common Stock) under any such Person's estate.

        For the purposes of this definition, (i) the terms "person" and "group" shall have the meanings used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act, whether or not applicable; provided that no Excluded Person and no
                                         --------
person or group controlled by Excluded Persons shall be deemed to be a "person" or "group" and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

          SECTION 4.17  Maintenance of Consolidated Net Worth.
                        -------------------------------------

          If the Company's Consolidated Net Worth at the end of each of any two consecutive fiscal quarters (the last day of the second such fiscal quarter being referred to as a "Deficiency Date") is less than $100,000,000 (the "Minimum Consolidated Net Worth"), then the Company shall, no later than 60 days after a Deficiency Date (or 120 days if a Deficiency Date is also the end of the Company's fiscal year), offer to purchase (a "Net Worth Offer") Notes in a principal amount equal to 10% of the principal amount of Original Notes originally issued under this Indenture (or such lesser amount as may be outstanding at the time the Net Worth Offer is made) (the "Net Worth Offer Amount") at a purchase price equal to 100% of the aggregate principal amount of such Notes, plus accrued and unpaid interest to the purchase date (the "Net Worth Purchase Price"). The Net Worth Offer shall remain open for a period of 20 Business Days following its commencement and no longer, unless a longer period is required by law (the "Net Worth Offer Period"). Three business days after the termination of the Net Worth Offer Period (the "Net Worth Payment Date"), the Company shall purchase and the Paying Agent shall mail or deliver payment for the Net Worth Offer Amount of Notes tendered, pro rated over such tendered Notes to the nearest $1,000 principal amount, or, if less than the Net Worth Offer Amount has been tendered, all Notes tendered in response to the Net Worth Offer. In no event shall the Company's failure to meet the Minimum Consolidated Net Worth at the end of any fiscal quarter be counted towards the making of more than one Net Worth Offer. The principal amount of Notes to be purchased pursuant to a Net Worth Offer may be reduced by the principal amount of Notes acquired by the Company subsequent to the Deficiency Date and surrendered to the Trustee for cancellation through purchase or redemption (other than pursuant to a Change of Control Offer).

          Notice of a Net Worth Offer shall be mailed by the Company to all Holders at their last registered address upon the commencement of the Net Worth Offer. The Net Worth Offer shall remain open from the time of mailing until three Business Days before the Net Worth Payment Date. The notice shall contain all instructions and material necessary to enable such Holders to tender Notes pursuant to a Net Worth Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of a Net Worth Offer, shall state:

             (1)  that the Net Worth Offer is being made pursuant to this
     Section 4.17;

             (2) the Net Worth Offer Amount, the Net Worth Purchase Price (including the amount of accrued and unpaid interest) and the Net Worth Payment Date;

             (3) that any Note not tendered or accepted for payment will continue to accrue interest;

             (4) that any Note accepted for payment and for which payment is made pursuant to the Net Worth Purchase Offer shall cease to accrue interest on and after the Net Worth Payment Date;

             (5) that Holders electing to have a Note purchased pursuant to a Net Worth Purchase Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.17, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice on or before the Net Worth Purchase Date;

             (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Net Worth Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

             (7) that if Notes in a principal amount in excess of the Net Worth Offer Amount are tendered pursuant to the Net Worth Purchase Offer, the Company shall purchase Notes on a pro rata basis (with such adjustments as
                                       --- ----
     may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired); and

             (8) that Holders whose Notes were purchased only in part will be issued new Notes of the same series equal in principal amount to the unpurchased portion of the Notes surrendered.

Any such Net Worth Purchase Offer shall comply with all applicable provisions of Federal and state laws regulating such offers, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

        No later than the Net Worth Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Worth Purchase Offer (on a pro rata basis if required pursuant to paragraph (7)
                     --- ----
above), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with the Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be mailed promptly or delivered by the Paying Agent to the Holder thereof. The Company will notify the Holders of the results of the Net Worth Purchase Offer promptly after the Net Worth Payment Date.

          SECTION 4.18  Waiver of Stay, Extension or Usury Laws.
                        ---------------------------------------

        Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any of the Guarantors from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.19  Ownership of Richmond Homes.
                        ---------------------------

        (a) The Company shall own, directly or indirectly, beneficially all of the Capital Stock of Richmond Homes (or its successor) on or prior to the earlier of the date that is (i) 90 days following the Issue Date or (ii) 10 days following the date that there is rendered to the Company in connection with the Option Agreement an appraisal by a financial advisor with respect to the valuation of Richmond Homes, and the Company shall thereupon cause all of such Capital Stock to be pledged to the Trustee and for the benefit of the Holders such that the Trustee shall have a perfected, first priority security interest in such shares of Capital Stock and such Capital Stock shall constitute Pledged Shares for all purposes of Article Twelve; provided that, if the Company shall
                                           --------
not own all of such shares of Capital Stock by such date solely as a result of an injunction imposed against the Company prohibiting the Company from purchasing shares of common stock of Richard Homes pursuant to the Option Agreement, then the term "Capital Stock" in this Section 4.19 shall not include such shares of common stock to which such injunction applies.

        (b) In the event of the imposition of an injunction referred to in
Section 4.19(a), the Company shall use its best efforts to cause such injunction to be removed and shall promptly thereafter own beneficially all of the shares of Capital Stock of Richmond Homes or its successor.

                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

          SECTION 5.1  When Company May Merge, Etc.
                       ----------------------------

        (a) Neither the Company nor any Guarantor (other than a Guarantor whose Guaranty is being terminated or released pursuant to Section 13.3(a) or 13.5 as a result of such transaction) may consolidate with or merge with or into another Person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (A) the Company or Guarantor, as the case may be, is the continuing corporation or (B) the resulting, surviving or transferee entity (the "Surviving Person") is a corporation or partnership organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company or such Guarantor, as the case may be, under the Notes and this Indenture or the respective Guaranty; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the net worth of the surviving or transferee entity on a
- --- -----
stand-alone basis is at least equal to the net worth of the Company or such Guarantor, as the case may be, on a stand-alone basis immediately prior to such transaction; and (iv) the Company or the surviving or transferee entity thereof would immediately thereafter be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.11(B). The provisions of clauses (iii) and
(iv) above shall not apply to (x) a transaction or series of related transactions in which the sole participants are Wholly Owned Restricted Subsidiaries of the Company or to a transaction between the Company and its Wholly Owned Restricted Subsidiaries, or (y) a merger between Richmond Homes and a Wholly Owned Restricted Subsidiary of the Company as a result of which merger either Richmond Homes or the other Surviving Person is a Wholly Owned Restricted Subsidiary of the Company. For purposes of this Section 5.1, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated
                                                     --- -----
basis (giving effect to the transaction) for the Company and its Restricted Subsid-iaries for the Reference Period immediately preceding such transaction.

        (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or a Guarantor, which properties and assets, if held by the Company or a Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or such Guarantor, as the case may be.

          SECTION 5.2  Successor Corporation Substituted.
                       ---------------------------------

          Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.1, the Surviving Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such Surviving Person had been named as the Company or such Guarantor, as the case may be, herein. When a Surviving Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations.


                                  ARTICLE SIX

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1  Events of Default.
                       -----------------

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             (1) default in the payment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

             (2) default in the payment of all or any part of the principal or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by declaration of acceleration or otherwise, including payment of the Asset Sale Offer Price, the Change of Control Purchase Price, or any amount owing pursuant to Section 4.17;

             (3) default in the observance or performance of, or breach of, any covenant, agreement or warranty of the Company contained in the Notes or this Indenture (other than a default in the performance of any covenant, agreement or warranty which is specifically dealt with elsewhere in this
     Section 6.1), and continuance of such default or breach for a period of 45 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Securities, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

             (4) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Material Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition in an involuntary case or proceeding seeking reorganization of the Company or any of its Material Subsidiaries under any bankruptcy or similar law, or a decree, judgment or order of a court of competent jurisdiction directing the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Material Subsidiaries, or of the property of any such Person, or the winding up or liquidation of the affairs of any such Person, shall have been entered, and the continuance of any such decree, judg-ment or order unstayed and in effect for a period of 45 consecutive days;

             (5) the Company or any of its Material Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt (including conversion of an involuntary proceeding into a voluntary proceeding), or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due;

             (6) (A) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Restricted Subsidiaries that has an outstanding principal amount of $5,000,000 or more in the aggregate to be immediately due and payable; provided that, in the
                                                         --------
     event any such acceleration is withdrawn or otherwise rescinded (including satisfaction of such Indebtedness) within a period of ten business days after such acceleration by the holders of such Indebtedness, any Event of Default under this clause (6) will be deemed to be cured and any acceleration under this Indenture will be deemed withdrawn or rescinded; and (B) the failure by the Company or any of its Restricted Subsidiaries to make any principal, premium, interest or other required payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Restricted Subsidiaries with an outstanding aggregate principal amount of $5,000,000 or more (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

             (7) one or more final judgments (in the amount not covered by insur-ance or not reserved for) or the issuance of any warrant of attachment against any portion of the property or assets (except with respect to Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary, which, in the aggregate, are at least $5,000,000 at any one time rendered against the Company or any of its Restricted Subsidiaries by a court of competent jurisdiction and not bonded, satisfied or discharged for a period (during which execution shall not be effectively stayed) of (A) 45 days after the judgment (which, if there is more than one judgment, causes such judgments to exceed $5,000,000 in the aggregate) becomes final and such court shall not have ordered or approved, and the parties shall not have agreed upon, the payment of such judgment at a later date or dates or (B) 45 days after all or any part of such judgment is payable pursuant to any court order or agreement between the parties; and

             (8) Default in the performance of, or breach of, any covenant, agreement or warranty of the Company contained in Section 4.19.

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default; provided that, except in the case of
                                            --------
a Default in payment of principal of, premium, if any, or interest on the Notes, including a Default in the payment of the Asset Sale Offer Price, amounts owing pursuant to Section 4.17, or the Change of Control Purchase Price as required by this Indenture, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders.

          SECTION 6.2  Acceleration of Maturity Date; Rescission and Annulment.
                       -------------------------------------------------------

          If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(4) or (5) of this Article Six, relating to the Company or its Material Subsidiaries), then in each such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the

Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, including in each case accrued interest thereon, or, as appropriate, the Change of Control Purchase Price (solely with respect to a Default relating to the payment of the Change of Control Purchase Price) to be due and payable immediately. If an Event of Default specified in Section 6.1(4) or (5) occurs, all principal and accrued and unpaid interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

        At any time after such a declaration of acceleration is made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Six, the Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, any such declaration of acceleration if:

             (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (A)    all overdue interest on all Securities,

          (B) the principal of (and premium, if any, applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

          (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

          (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

             (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declara-tion of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 4.16.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security, unless all such affected Holders agree, in writing, to waive such Event of Default or event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

          SECTION 6.3  Collection of Indebtedness and Suits for Enforcement by
                       -------------------------------------------------------
Trustee.
- -------

          The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.4  Trustee May File Proofs of Claim.
                       --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other Obligor upon the Securities or the property of the Company or of such other Obligor, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or any Obligor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

             (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

             (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.5  Trustee May Enforce Claims Without Possession of
                       ------------------------------------------------
Securities.
- ----------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.6  Priorities.
                       ----------

          Any money collected by the Trustee pursuant to this Article Six shall be applied, if permitted by Article Eleven, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the Trustee in payment of all amounts due pursuant to
Section 7.7;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

          THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

          SECTION 6.7  Limitation on Suits.
                       -------------------

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

          (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 6.8  Unconditional Right of Holders to Receive Principal,
                       ----------------------------------------------------
Premium and Interest.
- --------------------

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and interest on, such Security on the Maturity Date of such payment as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Purchase Price, on the applicable Change of Control Payment Date, in the case of the Asset Sale Offer Price, on the Asset Sale Purchase Date, and in the case of amounts owing pursuant to Section 4.17, promptly after the applicable Net Worth Payment Date), and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

          SECTION 6.9  Rights and Remedies Cumulative.
                       ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.10  Delay or Omission Not Waiver.
                        ----------------------------

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        SECTION 6.11  Control by Holders.
                      ------------------

        The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that:
                                                          --------

             (1) such direction shall not be in conflict with any rule of law or with this Indenture,

             (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

             (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        SECTION 6.12  Waiver of Past Default.
                      ----------------------

        Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default

        (A) in the payment of the principal of, premium, if any, or interest on, any Security not yet cured, or

        (B) in respect of a covenant or provision hereof which, under Article Nine, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

        SECTION 6.13  Undertaking for Costs.
                      ---------------------

        All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption
Date).

        SECTION 6.14  Restoration of Rights and Remedies.
                      ----------------------------------

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                 ARTICLE SEVEN

                                    TRUSTEE

        The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

        SECTION 7.1  Duties of Trustee.
                     -----------------

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of a Default or an Event of
Default:

             (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

             (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

             (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

             (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

             (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

        SECTION 7.2  Rights of Trustee.
                     -----------------

        Subject to Section 7.1:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

        SECTION 7.3  Individual Rights of Trustee.
                     ----------------------------

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

        SECTION 7.4  Trustee's Disclaimer.
                     --------------------

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

        SECTION 7.5  Notice of Default.
                     -----------------

        If a Default occurs and is continuing and if it is known to the Trustee, the Trustee must, within 90 days after the occurrence of such default, mail to each Holder notice of such Default, except in the case of a default in payment of principal of, premium, if any, or interest on, the Notes, including a default in the payment of the Asset Sale Offer Price, any amounts owing pursuant to Section 4.17, or the Change of Control Purchase Price as required by this Indenture. The Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders.

        SECTION 7.6  Reports by Trustee to Holders.
                     -----------------------------

        Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall, if required, mail to each Holder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

        The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

        A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

        SECTION 7.7  Compensation and Indemnity.
                     --------------------------

        The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

        The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in con-
nection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, that the
                                                            --------
Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

        To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

        The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article Eight of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

        SECTION 7.8  Replacement of Trustee.
                     ----------------------

        The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

             (1)  the Trustee fails to comply with Section 7.10;

             (2)  the Trustee is adjudged bankrupt or insolvent;

             (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

             (4)  the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

        SECTION 7.9  Successor Trustee by Merger, Etc.
                     ---------------------------------

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

        SECTION 7.10  Eligibility; Disqualification.
                      -----------------------------

        The Trustee shall at all times satisfy the requirements of TIA
(S) 310(a)(1) and TIA (S) 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

        SECTION 7.11  Preferential Collection of Claims Against Company.
                      -------------------------------------------------

        The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.


                                 ARTICLE EIGHT

                          SATISFACTION AND DISCHARGE

        SECTION 8.1  Satisfaction, Discharge of the Indenture, Covenant
                     --------------------------------------------------
Defeasance.
- ----------

        The Obligors shall be deemed to have paid and discharged the entire Indebtedness on the Notes and this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution and exchange of Notes and the Company's right of optional redemption, (ii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Notes (but not the Change of Control Purchase Price, the Asset Sale Purchase Price or the Net Worth Purchase Price with respect to the Notes), (iii) the rights, obligations and immunities of the Trustee under the Indenture and

(iv) certain other specified provisions in this Indenture (the foregoing exceptions (i) through (iv) are collectively referred to as the "Reserved Rights")), if:

             (1) the Company irrevocably deposits in trust for the benefit of the Holders of the Notes with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, (i) U.S. Legal Tender in an amount, (ii) U.S. Government Obligations, or (iii) a combination thereof after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of principal and interest will provide, not later than one day before the due date of payment in respect of the Notes, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and interest on the Notes then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;

             (2) such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA;

             (3) no Default or Event of Default shall have occurred or be continuing on the date of such deposit or shall occur on or before the 91st day (or one day after such greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws) after the date of such deposit, and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary of the Company is a party or by which it or its property is bound;

             (4) the deposit, defeasance and discharge will not be deemed, or result in, a Federal income taxable event to the Holders of the Securities and the Holders will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

             (5) the deposit shall not result in the Company, the Trustee or the trust being subject to regulation under the Investment Company Act of 1940;

             (6) after the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to Bankruptcy Laws insofar as those laws apply to the Company) following the irrevocable deposit of the trust funds, such funds will not be subject to any Bankruptcy Laws affecting creditors' rights generally;

             (7) Holders of the Securities will have a valid, perfected and unavoidable (under applicable bankruptcy or insolvency laws), subject to the passage of time referred to in clause (6) above, first-priority security interest in the trust funds; and

             (8) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may be outside counsel to the Company, but not in-house counsel to the Company), each in form and substance satisfactory to the Trustee, stating that it has complied with all conditions precedent (other than with respect to clause (7)) specified in this Indenture.

        In the event all or any portion of the Securities are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

        In the event that the Company takes the necessary action to comply with the provisions described in this Section 8.1 and the Securities are declared due and payable because of the occurrence of an Event of Default within the time period specified in Section 8.1(3), or at any time under Section 8.3, the Company will remain liable for all amounts due on the Securities at the time of acceleration resulting from such Event of Default in excess of the amount of U.S. Legal Tender and U.S. Government Obligations deposited with the Trustee pursuant to this Section 8.1 at the time of such acceleration.

        SECTION 8.2  Termination of Obligations Upon Cancellation of the
                     ---------------------------------------------------
Securities.
- ----------

        In addition to the Obligors' rights under Section 8.1, the Obligors may terminate all of their respective obligations under this Indenture (subject to Section 8.3) when:

             (1) either (A) all Securities theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee for the benefit of the Holders of the Notes U.S. Legal Tender or U.S. Governmental Obligations in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes, to the date of deposit or Stated Maturity or redemption and with respect to this clause (B) no default or Event of Default shall have occurred or be continuing on the date of such deposit or shall occur on or before the 91st day (or one day after such greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws) after the date of such deposit, and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary of the Company is a party or by which it or its property is bound;

             (2) the Company has paid or caused to be paid all sums payable hereunder by the Company; and

             (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with.

        SECTION 8.3  Survival of Certain Obligations.
                     -------------------------------

        Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.1 or 8.2, the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 2.12, Article Three, 4.1, 4.2, 4.4, 6.7, 6.8, 7.7, 7.8, 8.5, 8.6, 8.7, 14.1,
14.2, 14.7, 14.8 and this Section 8.3 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 6.8, 7.7, 7.8, 8.5, 8.6, 8.7 and this Section 8.3 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

        SECTION 8.4  Acknowledgment of Discharge by Trustee.
                     --------------------------------------

        After (i) the conditions of Section 8.1 or 8.2 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i), above, relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of each Obligor's obligations under this Indenture except for those surviving obligations specified in Section 8.3.

        SECTION 8.5  Application of Trust Assets.
                     ---------------------------

        The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to
Section 8.1 or 8.2. The Trustee shall apply the deposited U.S. Legal Tender or U.S. Government Obligations, together with earnings thereon, through the Paying Agent (other than the Company or any Subsidiary of the Company), in accordance with this Indenture and the terms of the irrevocable trust agreement, to the payment of principal of and interest on the Securities.

        SECTION 8.6  Repayment to the Company.
                     ------------------------

        Upon termination of the trust established pursuant to Section 8.1 or 8.2, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them.

        The Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to Section 8.1 or 8.2, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of or interest on the Securities that remain unclaimed for two years after the date on which such payment shall have become due; provided, however, that the Trustee or such
                               --------  -------
Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another Person.

        SECTION 8.7  Reinstatement.
                     -------------

        If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2 by reason of any legal proceeding or by reason of any order or judg-
ment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Obligors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 or 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2; provided, however, that if the Company has
                                    --------  -------
made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

        SECTION 9.1  Supplemental Indentures Without Consent of Holders.
                     --------------------------------------------------

        Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

             (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

             (2) to add to the covenants of any Obligor for the benefit of the Holders, or to add additional Guarantors pursuant to Section 13.3, or to surrender any right or power herein conferred upon any Obligor or to make any other change that does not adversely affect the rights of any Holder, provided that the Company has delivered to the Trustee an Opinion of
     --------
     Counsel stating that such change
     does not adversely affect the rights of any Holder;

             (3) to provide for collateral for the Notes and as may be required to effectuate the intent of Section 12.8;

             (4) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the obligations of the Company or a Guarantor, herein and in the Securities in accordance with Article Five;

             (5)  to comply with the TIA; or

             (6) to evidence, and provide for the acceptance of, the appointment of a successor Trustee hereunder.

        SECTION 9.2  Amendments, Supplemental Indentures and Waivers with
                     ----------------------------------------------------
Consent of Holders.
- ------------------

        Subject to Section 6.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written act of said Holders delivered to the Company and the Trustee, the Obligors, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8, the Holder or Holders of not less than a majority, in principal amount of then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

             (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

             (2) reduce the rate or extend the time for payment of interest on any Security;

             (3) reduce the principal amount of any Security, or reduce the Change of Control Purchase Price, the Asset Sale Offer Price or the Redemption Price;

             (4)  change the Maturity Date of any Security;

             (5) alter the redemption provisions of Article Three or the terms or provisions of Section 4.16, in any case, in a manner adverse to any Holder;

             (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities (except to increase any required percentage or to provide that certain other provisions hereof cannot be modified or waived without the consent of the Holders of each outstanding Security affected thereby) or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security;

             (7) make any changes in Section 6.4, 6.7 or the third sentence of this Section 9.2;

             (8) make the principal of, or the interest on, any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable) and the Securities as in effect on the date hereof; or

             (9) make the Securities expressly subordinated in right of payment to any extent or under any circumstances to any other Indebtedness.

        It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the partic-
ular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

        After an amendment, supplement or waiver under this Section 9.2 or 9.4 becomes effective, it shall bind each Holder.

        In connection with any amendment, supplement or waiver under this Article Nine, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

        SECTION 9.3  Compliance with TIA.
                     -------------------

        Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

        SECTION 9.4  Revocation and Effect of Consents.
                     ---------------------------------

        Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note.
However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall
                                          --------
not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

        SECTION 9.5  Notation on or Exchange of Securities.
                     -------------------------------------

        If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

        SECTION 9.6  Trustee to Sign Amendments, Etc.
                     --------------------------------

        The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be
                               --------
obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.


                                  ARTICLE TEN

                          MEETINGS OF SECURITYHOLDERS

        SECTION 10.1  Purposes for Which Meetings May Be Called.
                      -----------------------------------------

        A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

          (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

          (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

          (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

          (d) to take any other action (i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

        SECTION 10.2  Manner of Calling Meetings.
                      --------------------------

        The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.1, to be held at such time and at such place in New York, New York, or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

        Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

        SECTION 10.3  Call of Meetings by Company or Holders.
                      --------------------------------------

        In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Notes in the amount above specified may determine the time and place in New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in
Section 10.2, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week of a general circulation in New York, New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

        SECTION 10.4  Who May Attend and Vote at Meetings.
                      -----------------------------------

        To be entitled to vote at any meeting of Holders, a Person shall (a) be a registered Holder of one or more Securities, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

        SECTION 10.5  Regulations May Be Made by Trustee; Conduct of the
                      --------------------------------------------------
Meeting; Voting Rights; Adjournment.
- -----------------------------------

        Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

        The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

        At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided,
                                                                       --------
however, that no vote shall be cast or counted at any meeting in
- -------
respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

        SECTION 10.6  Voting at the Meeting and Record to Be Kept.
                      -------------------------------------------

        The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of the Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in
Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

        Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        SECTION 10.7  Exercise of Rights of Trustee or Holders May Not Be
                      ---------------------------------------------------
Hindered or Delayed by Call of Meeting.
- --------------------------------------

        Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.


                                ARTICLE ELEVEN

                         SUBORDINATION OF THE GUARANTY

        SECTION 11.1  Guaranty Subordinated to Senior Indebtedness.
                      --------------------------------------------

        Each Guarantor for itself and its successors, and each Holder, by his acceptance of Securities, agrees that (a) any payment on account of the principal of, premium, if any, and interest on the Notes made or to be made by a Guarantor under the Guaranty and (b) any payment on account of the acquisition or redemption of the Securities by any Guarantor (including, without limitation, pursuant to Sections 4.14, 4.16, or 4.17) is subordinated, to the extent and in the manner provided in this Article Eleven, to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor and that these subordination provisions are for the benefit of the holders of Guarantor Senior Indebtedness.

        This Article Eleven shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

        SECTION 11.2  No Payment on Guaranty in Certain Circumstances.
                      -----------------------------------------------

          (a) No payment shall be made by a Guarantor on account of the Guaranties or to defease or acquire any of the Securities (including repurchases of Securi-ties pursuant to Section 4.14, 4.16, or 4.17) for cash or property, or on account of the redemption provisions of the Securities, (i) upon the maturity of any Guarantor Senior Indebtedness of such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of and interest on (including any post-petition interest) such Guarantor Senior Indebtedness and all other obligations in respect thereof shall first be paid in full or such payment is duly provided for, or (ii) in the event of default in payment of any principal of, premium, if any, or interest on or any other amounts payable in respect of any Guarantor Senior Indebtedness of such Guarantor when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default") unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

          (b) Upon the happening of an event of default (other than a Payment Default) with respect to any Guarantor Senior Indebtedness of a Guarantor, as such event of default is defined in the instrument under which it is outstanding, permitting the holders (or any requisite percentage thereof) to accelerate the maturity thereof and demand payment in full to be made immediately with respect to such Guarantor Senior Indebtedness, upon written notice of such event of default given to such Guarantor and the Trustee by the holders of an aggregate of $5,000,000 principal amount outstanding of such Guarantor Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default shall have been cured or waived or shall have otherwise ceased to exist, no payment shall be made by such Guarantor on account of the Guaranties or to defease or acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities. Notwithstanding the foregoing, unless (a) the Guarantor Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (b) such declaration has not been rescinded or waived, subject to Section 11.2(a), such Guarantor shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the applicable Guaranty.
Any number of Payment Notices may be given; provided, however, that (i) not more
                                            --------  -------
than one Payment

Notice shall be given within a period of any 360 consecutive days, (ii) in no event shall the aggregate of all Payment Blockage Periods with respect to any particular payment on any Guaranty extend beyond 179 days from the date such payment on such Guaranty was due, and (iii) no event of default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Guarantor Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period, unless waived or cured for a period of at least 90 consecutive days.

          (c) In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment or distribution of assets on account of principal of or interest on the Securities or to defease or acquire any of the Securities (including repurchases of Securities pursuant to Section 4.14, 4.16, or 4.17) for cash, property or securities, or on account of the redemption provisions of the Securities shall be made by a Guarantor and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment or distribution was prohibited by the provisions of this Section 11.2, then, unless such payment or distribution is no longer prohibited by this
Section 11.2, such payment or distribution (subject to the provisions of Sections 11.6 and 11.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Guarantor Senior Indebtedness of such Guarantor, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Guarantor Senior Indebtedness of such Guarantor remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Guarantor Senior Indebtedness of such Guarantor may have been issued, ratably according to the aggregate amounts on account of the Guarantor Senior Indebtedness of such Guarantor held or represented by each, to the extent necessary to enable payment in full (except as such payment otherwise shall have been provided for), of all Guarantor Senior Indebtedness of such Guarantor remaining unpaid, after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such

Guarantor Senior Indebtedness, but only to the extent that as to any holder of such Guarantor Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Guarantor Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative thereof) notifies the Trustee of the amounts then due and owing on such Guarantor Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Guarantor Senior Indebtedness.

        SECTION 11.3  Guaranty Subordinated to Prior Payment of All Guarantor
                      -------------------------------------------------------
Senior Indebtedness on Dissolution, Liquidation or Reorganization.
- -----------------------------------------------------------------

        Upon any distribution of assets of a Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors:

          (a) the holders of all Guarantor Senior Indebtedness of such Guarantor shall first be entitled to receive payments in full (or to have such payment duly provided for) of the principal of and interest and other amounts payable in respect thereof, before the Holders are entitled to receive any payment on account of the applicable Guaranty, as the case may be;

          (b) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Eleven, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative, ratably according to the respective amounts of Guarantor Senior Indebtedness of such Guarantor held or represented by each, to the extent necessary to make payment in full (or have such payment duly provided for) of all such Guarantor Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Guarantor Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of a Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of such Guaranty, as the case may be, before all Guarantor Senior Indebtedness of such Guarantor is paid in full, or provision made for its payment, such payment or distribution (subject to the provisions of Sections
11.6 and 11.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Guarantor Senior Indebtedness, or their respective representative, ratably according to the respective amounts of Guarantor Senior Indebtedness of such Guarantor held or represented by each, to the extent necessary to make payment in full (except as such payment otherwise shall have been provided for) of all such Guarantor Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Guarantor Senior Indebtedness, but only to the extent that as to any holder of such Guarantor Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Guarantor Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Guarantor Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Guarantor Senior Indebtedness.

        The Company and any relevant Guarantor shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of any such Guarantor or assignment for the benefit of creditors by any such Guarantor.

        SECTION 11.4  Securityholders to Be Subrogated to Rights of Holders of
                      --------------------------------------------------------
Guarantor Senior Indebtedness.
- -----------------------------

        Subject to the payment in full of all Guarantor Senior Indebtedness of a Guarantor, the Holders of Securities shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of assets of any such Guarantor, as the case may be, applicable to the Guarantor Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Guarantor Senior Indebtedness by or on behalf of any Guarantor, or by or on behalf of the Holders by virtue of this Article Eleven, which otherwise would have been made to the Holders shall, as between any Guarantor and the Holders, be deemed to be payment by any Guarantor to or on account of such Guarantor Senior Indebtedness, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Guarantor Senior Indebtedness, on the other hand.

        If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of amounts payable under Guarantor Senior Indebtedness of a Guarantor, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full.

        SECTION 11.5  Obligations of the Guarantors Unconditional.
                      -------------------------------------------

        Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between any Guarantor and the Holders, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on, and all other amounts owing with respect thereto, if any, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of any Guarantor other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven, of the holders of

Guarantor Senior Indebtedness in respect of cash, property or Securities of any Guarantor received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article Eleven or elsewhere in this Indenture or in the Securities, upon any distribution of assets of any Guarantor referred to in this Article Eleven, the Trustee, subject to the provisions of Sections
7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven. Nothing in this Section 11.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 7.7.

        SECTION 11.6  Trustee Entitled to Assume Payments Not Prohibited in
                      -----------------------------------------------------
Absence of Notice.
- -----------------

        The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than three Business Days prior to such payment, written notice thereof from the Company or any Guarantor or from one or more holders of Guarantor Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

        SECTION 11.7  Application by Trustee of Assets Deposited with It.
                      --------------------------------------------------

        U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section 8.1 or 8.2 shall be for the sole benefit of Holders and, to the extent (i) the making of such deposit by the Company shall not have been in contravention of any term or provision of any agreement creating or evidencing Guarantor Senior Indebtedness of such Guarantor and (ii) allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article Eleven. Otherwise, any deposit of assets by any Guarantor with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4; provided, that, if prior to the third Business Day preceding the date on which
- --------
by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment on account of any Guaranty) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

        SECTION 11.8  Subordination Rights Not Impaired by Acts or Omissions of
                      ---------------------------------------------------------
the Guarantors or Holders of Senior Indebtedness.
- ------------------------------------------------

        No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination provisions contained in this Article Eleven shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Guarantor Senior Indebtedness may extend, renew, modify or amend the terms of the Guarantor Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with any Guarantor all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

        SECTION 11.9  Securityholders Authorize Trustee to Effectuate
                      -----------------------------------------------
Subordination of Guaranty.
- -------------------------

        Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article Eleven and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Guarantor) tending towards liquidation of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

        SECTION 11.10  Right of Trustee to Hold Guarantor Senior Indebtedness.
                       ------------------------------------------------------

        The Trustee shall be entitled to all of the rights set forth in this Article Twelve in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

        SECTION 11.11  Article Eleven Not to Prevent Events of Default.
                       -----------------------------------------------

        The failure to make a payment on account of any Guarantor by reason of any provision of this Article Eleven shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exer-cising any right hereunder other than the right to receive payment on account of the Guaranty.

        SECTION 11.12  No Fiduciary Duty of Trustee to Holders of Guarantor
                       ----------------------------------------------------
Senior Indebtedness.
- -------------------

        The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Indebtedness or their representative.


                                ARTICLE TWELVE

                                   SECURITY

        SECTION 12.1  Pledge Agreement.
                      ----------------

        In order to secure the due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Securities and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, each Pledgor hereby pledges to the Trustee, and grants to the Trustee a security interest in all of such Pledgor's right, title and interest in and to the Collateral. On the date of the first issuance of the Securities hereunder, each Pledgor will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the property constituting the Collateral, free and clear of all Liens, pledges, charges and encumbrances, whatsoever, except the Liens created hereby and except to the extent otherwise provided herein, and (a) subject to the provisions of this Indenture, will forever warrant and defend the title to the same against the claims of all Persons whatsoever, (b) will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may require or request, and (c) will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the perfection and protection of the security interest in the Collateral granted or purported to be granted hereby, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. To the extent applicable, this Article Twelve will be governed by the Uniform Commercial Code of the State of New York.

        Notwithstanding any provision of this Article Twelve to the contrary, the Trustee, as collateral agent, shall not exercise any of its remedies under this Article Twelve upon the occurrence of an Event of Default until 179 days after the Trustee has given written notice to each of the Pledge Senior Lenders that an Event of Default and acceleration of the Securities has occurred (such 179-day period to be tolled during any period in which the automatic stay under
Section 362 of Chapter 11 of Title 11 of the United States Code prevents such lender from exercising its remedies) regardless of whether or not the Event of Default has been waived or cured or any acceleration is otherwise rescinded. Upon the request of the Trustee, the Company or Pledge Senior Lenders shall provide the Trustee with the names of the Pledge Senior Lenders. A period of 180 days must elapse after the termination of any such standstill period before any subsequent standstill period may be effective. This Section 12.1 is intended for the equal and ratable benefit of the Pledge Senior Lenders.

        SECTION 12.2  Delivery of Collateral.
                      ----------------------

        All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

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

        SECTION 12.3  Recording, Etc.
                      ---------------

        The Company will cause, at its own expense, this Indenture and all amendments or supplements thereto, to be registered, recorded and filed or recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to perfect, preserve and protect the Liens on all parts of the Collateral and to effectuate, perfect and preserve the security of the Holders and all rights of the Trustee.

          (a)  The Company shall furnish to the Trustee:

             (1) concurrently with the execution and delivery of this Indenture, an Opinion of Counsel either (a) stating that, in the opinion of such Counsel, this Indenture and the assignment of the Collateral intended to be made by each Pledgor hereunder and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective and perfect the Lien intended to be created under this Article Twelve, and reciting the details of such action and stating that as to this Article Twelve, such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-registerings and refilings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder, or (b) stating that, in the opinion of such Counsel, no such action is necessary to make such Lien and assignment effective; and

             (2) within 30 days after May 1 in each year beginning with the year 1995, an Opinion of Counsel, dated as of such date, either (a) stating that, in the opinion of such Counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien under this Article Twelve, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder, or (b) stating that, in the opinion of such Counsel, no such action is necessary to maintain such Lien and assignment.

        SECTION 12.4  Voting Rights; Dividends; Etc.
                      ------------------------------

          (a) So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Article Twelve, provided,
                                                                    --------
however, that such Pledgor shall not exercise or shall refrain from exercising
- -------
any such right if such action would be inconsistent with or violate any provisions of this Indenture.

          (b) So long as no Event of Default shall have occurred or be continuing, and subject to the other terms and conditions hereof, each Pledgor shall be entitled to receive, and to utilize free and clear of the Lien of this Indenture, all dividends and distributions paid from time to time in respect of the Pledged Shares as permitted by the Indenture other than dividends and distributions in the form of additional shares of Capital Stock of the respective Pledged Subsidiaries or liquidating dividends and distributions.

          (c) So long as no Event of Default shall have occurred or be continuing, the Trustee shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to
Section 12.4(a) and (b) hereof.

          (d) Upon the occurrence and during the continuance of an Event of Default and after written notice to each Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 12.4(a) shall remain in effect, provided, however that each Pledgor shall provide reasonable prior notice to the
- --------  -------
Trustee of such Pledgor's intention to exercise such voting or other consensual rights that it would otherwise be entitled to exercise pursuant to Section 12.4(a); provided, further, that upon receipt of such notice from a Pledgor, the
         --------  -------
Trustee shall be entitled, upon notice to such Pledgor, to elect to exercise such voting and other consensual rights that such Pledgor otherwise intended to exercise, subject to the terms and conditions of Section 12.4(f).

          (e) Subject to the terms of Section 12.4(d), upon the occurrence and during the continuance of an Event of Default, each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Trustee all such proxies and other instruments as the Trustee may request for the purpose of enabling the Trustee to exercise the voting and other rights that it is entitled to exercise pursuant to Section 12.4(d) hereof.

          (f) Upon the occurrence and during the continuance of an Event of Default and after written notice to each Pledgor, the Trustee shall be entitled to receive and deposit in a separate account for the benefit of the Trustee and the Holders all dividends and distributions paid in respect of the Pledged Shares. All dividends or other distributions that are received by each Pledgor contrary to the provisions of this Section 12.4 shall be received in trust for the benefit of the Trustee and the Holders, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsements).

          (g) The exercise of the Trustee's rights under this Section 12.4 are subject to the standstill agreement in favor of the Pledge Senior Lenders pursuant to Section 12.1.

        SECTION 12.5  Releases of Collateral.
                      ----------------------

        Each Holder by accepting a Security agrees that the release of any Collateral from the terms hereof will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if the Collat-eral is released in accordance with the terms hereof, including, but not limited to, the release of any Collateral which is the subject of an Asset Sale and the cash proceeds are applied so as to determine Net Cash Proceeds and Net Cash Proceeds received from such Asset Sale are applied in accordance with the provisions of Section 4.14 or pursuant to this sentence. Upon delivery to the Trustee of an Officers' Certificate that an Asset Sale is contemplated the subject of which is a Pledged Subsidiary's Pledged Shares or other Collateral, the Trustee shall deliver to the Pledgor of such Collateral the Pledged Shares proposed to be sold or transferred free and clear of any Lien under this Indenture so long as such transaction is made in compliance with the terms of Article Five and Section 4.14. In the event a Subsidiary who is the issuer of Pledged Shares is (i) merged with and into another Subsidiary who is also the issuer of Pledged Shares or whose shares will be owned by a Pledgor and will constitute Pledged Shares following such merger or (ii) merged with and into the Company, then in each case the Pledged Shares of the merged entity shall be released by the Trustee and delivered to the Company to be retired and cancelled upon delivery to the Trustee of an Officers' Certificate stating that such merger has occurred. Nothing herein shall prevent a merger pursuant to the foregoing sentence. A Pledgor may assign its interest in any Pledged Shares to another Pledgor and the Trustee shall cooperate with the assigning Pledgor in transferring such Pledged Shares to the assignee Pledgor and substituting the applicable certificate for Pledged Shares so transferred. The assignee Pledgor shall take all actions (including executing appropriate stock powers in blank) required hereunder to pledge the transferred Pledged Shares for the benefit of the Holders pursuant to Section 12.1. To the extent applicable, each Pledgor and each Obligor on the Securities, including the Guarantors, shall cause TIA
(S) 314(d) relating to the release of property from the Lien created under this Article Twelve be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company, except in cases which TIA (S) 314(d) requires that such certificate or opinion be made by an independent person.

        SECTION 12.6  Suits to Protect the Collateral.
                      -------------------------------

        The Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this

Article Twelve, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interest of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders or the Trustee).

        SECTION 12.7  Release Upon Termination of the Company's Obligations.
                      -----------------------------------------------------

          (a) In the event that the Company delivers an Officers' Certificate certifying that all of the Securities have been indefeasibly satisfied and discharged by complying with the provisions of Article Eight, the Trustee shall deliver to each Pledgor a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Pledge Documents, and, upon and after the receipt by the Company of such notice, the security interests in the Collateral on behalf of the Trustee for the benefit of the Holders shall be terminated, and the Trustee shall deliver any and all Collateral in its possession or under its control to the Company, except to the extent other Indebtedness is secured by such Collateral pursuant to Section 12.8 hereof.

          (b) Any release of Collateral made strictly in compliance with the provisions of this Section 12.7 shall not be deemed to impair the security interests in contravention of the provisions of this Indenture.

        SECTION 12.8  Grant of Additional Security Interest in the Collateral.
                      -------------------------------------------------------

        Each Holder by accepting a Security agrees that other creditors of the Company or its Restricted Subsidiaries may be granted a security interest in the Collateral on a pari passu or subordinated basis if and to the extent such
                ---- -----
secured Indebtedness constitutes Refinancing Indebtedness with respect to the Securities or other Indebtedness permitted to be secured by the Collateral pursuant to this Indenture. Any such additional security interest may be evidenced by a separate agreement in favor of such lenders and the Trustee, at its election, may notify each Pledgor that it no longer is willing to act as collateral agent with respect to the Holders and that another collateral agent be engaged to act on behalf of the Holders and such other lenders with respect to their security interests in the Collateral. The Trustee agrees to cooperate with respect to the engagement of any such collateral agent and to execute any and all documents in connection therewith for and on behalf of itself and the Holders.

        SECTION 12.9  Remedies Upon Default.
                      ---------------------

          (a) Subject to the standstill agreement in favor of the Pledge Senior Lenders set forth in Section 12.1, if any Event of Default shall have occurred and be continuing, the Trustee and the Holders have, in addition to all other rights given by law or by this Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code of the State of New York. Upon the occurrence and during the continuation of an Event of Default, the Trustee may at its option, following notice to each Pledgor, transfer or register, and each Pledgor shall register or cause to be registered upon request therefor by the Trustee, the Collateral or any part thereof on the books of the respective Pledged Subsidiaries into the name of the Trustee or the Trustee's nominee(s). In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may sell or cause to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any creditors, and may adjourn any such sale. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Company reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Company as provided in Section 14.2 hereof, at least thirty (30) days before the time of the sale or disposition. The Trustee or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All reasonable expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

          (b) If the Trustee shall determine to exercise its right to sell any or all of the Pledged Shares pursuant to Section 12.9(a) hereof, and if in the opinion of counsel for the Trustee it is necessary, or if in the opinion of the Trustee it is advisable, to have the Pledged Shares or that portion thereof to be sold and registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), each Pledgor will cause the respective Pledged Subsidiary to (i) execute and deliver, and cause its directors and officers to execute and deliver, all at the Pledgor's own expense, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Trustee, advisable to register such Pledged Shares under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of 180 days from the date of the first public offering of such Pledged Shares or that portion thereof to be sold and
(iii) make all amendments thereto and/or to the related prospectus that are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable therein. Each Pledgor agrees to use its best efforts to cause the applicable Pledged Subsidiary to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction that the Trustee shall reasonably designate for the sale of the Pledged Shares and to make available to the Pledged Subsidiary's security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder. Each Pledgor will cause the

Pledged Subsidiary to furnish to the Trustee such number of copies as the Trustee may reasonably request of each preliminary prospectus and prospectus, to notify promptly the Trustee of the happening of any event as a result of which any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances when such prospectus is delivered to any purchaser, misleading, to cause the Trustee to be furnished with such number of copies as the Trustee may request of such supplement to or amendment of such prospectus as is necessary to eliminate such untrue statement or supply such omission and to otherwise keep the Trustee apprised of such registration process. Each Pledgor will use its best efforts to cause the Pledged Subsidiary, to the extent permitted by law, to indemnify, defend and hold harmless the Trustee and the Holders from and against all losses, liabilities, expenses or claims (including reasonable legal expenses and the reasonable costs of investigation) that the Trustee or the Holders may incur under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading other than any such information furnished in writing by the Trustee or any Holder expressly for use in the registration statement. Each Pledgor will cause the Pledged Subsidiary to bear all costs and expenses of carrying out its obligations hereunder.

          (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, the Company agrees that upon the occurrence and during the continuance of an Event of Default and subject to the standstill agreement in favor of the Pledge Senior Lenders, the Trustee may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Trustee may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors who might be interested in purchasing the Collateral. Each Pledgor acknowledges and agrees that any such private sale may result in prices and terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Each Pledgor waives any claims against the Trustee by reason of the fact that any such sale was at a price less than that which the Trustee could have otherwise received even if the Trustee accepts its first offer and even if the Trustee solicits an offer only to one person. The Trustee shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Pledgor to cause the Pledged Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor could cause the Pledged Subsidiary to do so.

          (d) Each Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12.9 valid and binding and in compliance with any and all other applicable requirements of law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 12.9 will cause irreparable injury to the Trustee and the Holders, that the Trustee and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12.9 shall be specifically enforceable against such Pledgor.

          (e) The proceeds of any sale or other disposition of all or any part of the Collateral by the Trustee shall be applied in the following order:

             (1) to the payment in full of the costs and expenses of such sale or sales, collections and the protection and enforcement of any security interest granted hereunder, including the reasonable compensation of the Trustee's attorneys and agents;

             (2)  to the payment in full of the Obligations; and

             (3) to the payment to the Company or its designee of any surplus then remaining from such proceeds, subject to the rights of any holder of a Lien on the Collateral of which the Trustee has actual notice.

In the event that the proceeds of any sale or other disposition of Collateral are insufficient to pay in full the Obligations, plus costs and expenses of the sale or other disposition, each Obligor shall remain liable for any deficiency.

          (f) The exercise of the Trustee's rights under this Section 12.9 are subject to the standstill agreement in favor of the Pledge Senior Lenders pursuant to Section 12.1.


                               ARTICLE THIRTEEN

                                   GUARANTY

        SECTION 13.1  Guaranty.
                      --------

          (a) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors, jointly and severally, hereby unconditionally guarantees (such guarantees being the "Guaranty") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (i) the principal of, premium, if any, and interest on the Securities, and any other amounts owing by the Company in connection therewith, will be paid in full when due, whether at maturity or on an interest payment date, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer to Purchase, Net Worth Offer, purchase or otherwise, and interest on the overdue principal and interest, if any, of the Securities, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer to Purchase, Net Worth Offer, purchase or otherwise.

        Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same before failure so to pay becomes an Event of Default.

          (b) Each Guarantor agrees that (i) its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon (or failures to obtain or realize upon) collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor and (ii) this Guaranty will not be discharged as to any Security except by payment in full of the principal thereof, premium, if any, and interest thereon and as provided in Section 13.3 and 13.5. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except as provided in clause (ii) of the preceding sentence.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or any Guarantor, any amount paid by either the Company or any of the Guarantors to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby.

          (d) Each of the Guarantors agrees that (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the pur-poses of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guaranty.

          SECTION 13.2  Execution and Delivery of Guaranty.
                        ----------------------------------

          To evidence its Guaranty set forth in Section 13.1, each of the Guarantors agrees that a notation of such Guaranty substantially in the form annexed hereto as Exhibit B shall be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by two Officers or an Officer and an Assistant Secretary.

          Each of the Guarantors agrees that its Guaranty set forth in Section
13.1 shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of such Guaranty.

          If an Officer whose facsimile signature is on a Security no longer holds that office at the time the Trustee authenticates the Security on which a Guaranty is endorsed, the Guaranty shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantors.

          SECTION 13.3  Guarantors May Consolidate, Etc., on Certain Terms.
                        --------------------------------------------------

          (a) Except as set forth in Article Five, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor, as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guaranty given by such Guarantor shall no longer have any force or effect.

          (b) Except as set forth in Article Five and in Section 4.10, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporation other than the Company, or successive such consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company authorized to acquire and operate the same; provided, however, and each Guarantor hereby
                                 --------  -------
covenants and agrees, that, except as provided in Section 13.13(a) or 13.15, upon any such consolidation, merger, sale or conveyance, the Guaranty endorsed on the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired such property. In addition, the Guarantor shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation or transfer and such supplemental indenture comply with this Section 13.3(b) and that all conditions precedent herein provided relating to such transaction have been complied with. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guaranty endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon shall cause to be signed any or all of the Guaranties to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guaranties so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guaranties theretofore and thereafter issued in accordance with the terms of this

Indenture as though all of such Guaranties had been issued at the date of the execution hereof.

          SECTION 13.4  Contribution.
                        ------------

          In order to provide for just and equitable contribution among Guarantors, the Guarantors, no later than the Issue Date, will enter into a Contribution Agreement dated as of the Issue Date, providing that such Guarantors agree, inter se, that in the event any payment or distribution is
                  ----- --
made by such Guarantor (a "Funding Guarantor") under this Guaranty, that Funding Guarantor shall be entitled to a contribution from all other Guarantors for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities as set forth in such Contribution Agreement.

          SECTION 13.5  Release of Guarantors.
                        ---------------------

          Upon the sale or disposition (by merger or otherwise) of a Guarantor by the Company or a Subsidiary of the Company to an entity which is not an Affiliate of the Company or any of its Subsidiaries and which sale or disposition is otherwise in compliance with the terms of this Indenture (including Section 4.14), that Guarantor shall be deemed released from all obligations under this Article Thirteen and the notation on the Securities evidencing the Guaranty without any further action required on the part of the Trustee or any Holder. At the request of the Company, however, the Trustee shall execute and deliver an appropriate instrument evidencing such release. Any Guarantor not so released remains liable for all amounts owing on the Securities as provided in this Article Thirteen.


                               ARTICLE FOURTEEN

                                 MISCELLANEOUS

          SECTION 14.1  TIA Controls.
                        ------------

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          SECTION 14.2  Notices.
                        -------

          Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to the Company or any Guarantor:

               M.D.C. Holdings, Inc.
               3600 South Yosemite Street,
               Suite 900
               Denver, Colorado  80237
               Telecopy No.:  (303) 793-2760
               Attention:  Chief Financial Officer

               if to the Trustee:

               First Bank National Association
               180 East Fifth Street
               St. Paul, Minnesota  55101
               Telecopy No.:  (612) 244-4300
               Attention:  Corporate Trust Department

          The Company or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 14.3  Communications by Holders with Other Holders.
                        --------------------------------------------

          Holders may communicate pursuant to TIA (S)312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA
(S) 312(c).

          SECTION 14.4  Certificate and Opinion as to Conditions Precedent.
                        --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

             (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 14.5  Statements Required in Certificate or Opinion.
                        ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

             (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

             (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

             (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided,
                                                                --------
     however, that with respect to matters of fact an Opinion of Counsel may
     -------
     rely on an Officers' Certificate or certificates of public officials.

          SECTION 14.6  Rules by Trustee, Paying Agent, Registrar.
                        -----------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its respective function.

          SECTION 14.7  Legal Holidays.
                        --------------

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 14.8  Governing Law.
                        -------------

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          SECTION 14.9  No Adverse Interpretation of Other Agreements.
                        ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 14.10  No Recourse against Others.
                         --------------------------

          A director, officer, employee, stockholder or incorporator, as such, of any Obligor or its Subsidiaries shall not have any liability for any obligations of any Obligor under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 14.11  Successors.
                         ----------

          All agreements of any Obligor in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 14.12  Duplicate Originals.
                         -------------------

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          SECTION 14.13  Severability.
                         ------------

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 14.14  Table of Contents, Headings, Etc.
                         ---------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 14.15  Notes to Constitute Senior Indebtedness.
                         ---------------------------------------

          The Notes shall in all respects be obligations of the Company which constitute senior indebtedness with respect to (a) the Subordinated Exchangeable Variable Rate Notes issued pursuant to an Indenture, dated, June 15, 1984, between the Company and The Royal Bank and Trust Company, as amended, and (b) the 11 1/4% Senior Subordinated Notes due May 15, 1996, issued pursuant to an Indenture dated as of May 15, 1986, between the Company and the Connecticut National Bank, as Trustee.

                                  SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                M.D.C. HOLDINGS, INC.


                                By: /s/ Spencer I. Browne
                                   ------------------------------
                                    Name: Spencer I. Browne
                                    Title: President


[Seal]

Attest: /s/ Paris G. Reece
       ---------------------


GUARANTORS:

                                RICHMOND AMERICAN HOMES OF CALIFORNIA, INC.



                                By: /s/ Spencer I. Browne
                                   -------------------------------
                                    Name: Spencer I. Browne
                                    Title: Executive Vice President



                                RICHMOND AMERICAN HOMES OF MARYLAND, INC.



                                By: /s/ Spencer I. Browne
                                   -------------------------------
                                    Name: Spencer I. Browne
                                    Title: Executive Vice President

                                RICHMOND AMERICAN HOMES OF NEVADA, INC.



                                By: /s/ Spencer I. Browne
                                   -------------------------------
                                    Name: Spencer I. Browne
                                    Title: Executive Vice President


                                RICHMOND AMERICAN HOMES OF VIRGINIA, INC.



                                By: /s/ Spencer I. Browne
                                   -------------------------------
                                    Name: Spencer I. Browne
                                    Title: Executive Vice President


                                RICHMOND AMERICAN HOMES, INC.



                                By: /s/ Spencer I. Browne
                                   -------------------------------
                                    Name: Spencer I. Browne
                                    Title: Executive Vice President

Attest: /s/ Carol S. Raznick
       ---------------------

                                RICHMOND HOMES, INC. I



                                By: /s/ David D. Mandarich
                                   -------------------------------
                                    Name: David D. Mandarich
                                    Title: President


                                RICHMOND HOMES, INC. II



                                By: /s/ Brian A. Peterson
                                   -------------------------------
                                    Name: Brian A. Peterson
                                    Title: Executive Vice President

Attest: /s/ D. Abbott
       ---------------------
        Assistant Secretary

                                M.D.C. LAND CORPORATION
                                as Pledgor with respect to
                                Article Twelve only


                                By: /s/ Spencer I. Browne
                                   -------------------------------
                                    Name: Spencer I. Browne
                                    Title: President


Attest: /s/ Carol S. Raznick
       ---------------------
                                FIRST BANK NATIONAL ASSOCIATION
                                as Trustee


                                By:
                                   -------------------------------
                                    Name:
                                    Title:

Attest:

                                M.D.C. LAND CORPORATION
                                as Pledgor with respect to
                                Article Twelve only


                                By:
                                   -------------------------------
                                    Name:
                                    Title:



Attest:
                                FIRST BANK NATIONAL ASSOCIATION
                                as Trustee


                                By: /s/ Scott Strodthoff
                                   -------------------------------
                                    Name: Scott Strodthoff
                                    Title: Assistant Vice President


Attest: /s/ D. Chalupsky
       ---------------------

                                                                     Exhibit A-1


                            [FORM OF ORIGINAL NOTE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA AND THE TERMS OF A CERTAIN PURCHASE AGREEMENT PURSUANT TO WHICH THE SECURITIES WERE INITIALLY SOLD.


                             M.D.C. HOLDINGS, INC.

                              11-1/8% SENIOR NOTE
                                    DUE 2003

No.                                                      $

        M.D.C. Holdings, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____, or registered assigns, the principal sum of _____ Dollars, on December 15, 2003.

          Interest Payment Dates:  December 15 and June 15.

          Record Dates:  December 1 and June 1.

        Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.




                              M.D.C. HOLDINGS, INC.

                              By:
                                 ----------------------------------
                                  Name:
                                  Title:

Attest:

- -------------------------
[Assistant] Secretary

[Seal]

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Notes described in the within-mentioned Indenture.

                              FIRST BANK NATIONAL ASSOCIATION
                              as Trustee



                              By
                                 ----------------------------------
                                 Authorized Signatory


Dated:

                             M.D.C. HOLDINGS, INC.


                              11-1/8% SENIOR NOTE
                                    DUE 2003


1.   Interest.
     --------

        M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate of 11-1/8% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 11-1/8% per annum compounded semi-annually.

        The Company will pay interest semi-annually on December 15 and June 15 of each year (each, an "Interest Payment Date"), commencing June 15, 1994. Interest on the Notes will accrue from the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, provided that, if there is no existing Default in the payment of interest
     --------
and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.   Method of Payment.
     -----------------

        The Company shall pay interest on the Notes (except defaulted interest) to the persons in whose names such Notes are registered at the close of business on December 1 or June 1 preceding such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). At the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

3.   Paying Agent and Registrar.
     --------------------------

        Initially, First Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or
Registrar without notice.   Subject to limitations under certain circumstances,
the Company, its Subsidiaries or Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.   Indenture.
     ---------

        The Company issued the Notes under an Indenture, dated as of December 15, 1993 (the "Indenture"), among the Company, the Guarantors and Pledgors named on the signature pages therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general obligations of the Company limited in aggregate principal amount to $190,000,000.

5.   Redemption.
     ----------

        The Notes may not be redeemed before December 15, 1998. The Notes may be redeemed in whole or from time to time in part at any time on and after December 15, 1998, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, together with any accrued but unpaid interest, if any, to the Redemption Date:


          If redeemed during
          the 12-month period
          beginning December 15     Redemption Price
          ---------------------     ----------------

          1998....................     107.0%
          1999....................     105.6%
          2000....................     104.2%
          2001....................     102.8%
          2002..... and thereafter     101.4%


        In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis by lot or in such other
                                        --------
manner as it deems appropriate and fair. The Notes may be redeemed in part only in multiples of $1,000 of principal amount.

        Any such redemption will comply with Article Three of the Indenture.

6.   Notice of Redemption.
     --------------------

        Notice of redemption will be mailed by first class mail at least 15 days and not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his address then shown upon the books of the registrar. Notes in denominations larger than $1,000 may be redeemed in part. Any notice that relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued.

        Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on or before such Redemption Date, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price and any accrued and unpaid interest to the Redemption Date.

7.  Denominations; Transfer; Exchange.
    ---------------------------------

        The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

8.   Persons Deemed Owners.
     ---------------------

        The registered Holder of a Note may be treated as the owner of it for all purposes.

9.   Unclaimed Money.
     ---------------

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

        If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding, among other things, its obligation to pay the principal of and interest on the Notes).

11.  Amendment; Supplement; Waiver.
     -----------------------------

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

12.  Restrictive Covenants.
     ---------------------

        The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into trans-actions with Affiliates, make Investments, incur Liens, use of proceeds with respect to certain asset sales, change the nature of its business, limitation on the ability of the Company to merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to many important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

13.  Change of Control.
     -----------------

        In the event that a Change of Control (as defined in Section 4.16 of the Indenture) has occurred, each Holder will have the right, at such Holder's option, subject to the terms and conditions set forth in the Indenture, to require the Company to repurchase in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Notes.

14.  Successors.
     ----------

        When a successor assumes all the obligations of its predecessor under the Notes, the Guaranties and the Indenture, the predecessor will be released from those obligations.

15.  Defaults and Remedies.
     ---------------------

        If an Event of Default occurs and is continuing (other than an Event of Default specified in Sections 6.1(4) and (5) of the Indenture), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, including in each case accrued interest thereon, or, as appropriate, the Change of Control Purchase Price to be due and payable immediately. If an Event of Default specified in Section 6.1(4) or (5) of the Indenture, relating to the Company or any of its Material Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. Subject to certain conditions being met, the Holders of no less than a majority in aggregate principal amount of the

Notes then outstanding generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration, have been cured or waived. Holders may not enforce the Indenture, the Notes or the Guaranties, except as provided in the Indenture.

16.  No Recourse Against Others.
     --------------------------

        No stockholder, director, officer, employee or incorporator, as such, past, present or future, of any Obligor or its Subsidiaries or any successor corporation shall have any liability for any obligation of any Obligor under the Notes, the Guaranties or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.  Authentication.
     --------------

        This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.  Abbreviations and Defined Terms.
     -------------------------------

        Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

19.  CUSIP Numbers.
     -------------

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

20.  Trustee Dealings with Company.
     -----------------------------

        The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company, its Subsidiaries or its Affiliates, as if it were not Trustee.

                              [FORM OF] ASSIGNMENT



          I or we assign this Note to

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
(Print or type name, address and zip code of assignee)


     Please insert Social Security or other identifying number of assignee

_________________________

and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:  __________ Signed:  __________________________________________________

______________________________________________________________________________

                        (Sign exactly as name appears on
                          the other side of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to Sections 4.14, 4.16 or 4.17 of the Indenture, check the appropriate box:

[_]  Section 4.14   [_]  Section 4.16   [_] Section 4.17

     If you want to elect to have only part of this Note purchased by the Company pursuant to Sections 4.14, 4.16 or 4.17 of the Indenture, as the case may be, state the amount you want to be purchased: $________



Date:  ________________ Signature: ______________________
                                    (Sign exactly as your
                                    name appears on the
                                    other side of this Note)


Signature Guarantee:  ___________________________________

                                                                     Exhibit A-2


                            [FORM OF SERIES B NOTE]

                             M.D.C. HOLDINGS, INC.

                          SERIES B 11-1/8% SENIOR NOTE
                                    DUE 2003

No.                                                      $

        M.D.C. Holdings, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____, or registered assigns, the principal sum of _____ Dollars, on December 15, 2003.

        Interest Payment Dates:  December 15 and June 15.

        Record Dates: December 1 and June 1.

        Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.


                              M.D.C. HOLDINGS, INC.



                              By:
                                 -----------------------------------
                                  Name:
                                  Title:


Attest:
        ----------------------

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

        This is one of the Series B Notes described in the within-mentioned Indenture.

                              FIRST BANK NATIONAL ASSOCIATION
                              as Trustee



                              By
                                -----------------------------------
                                 Authorized Signatory


Dated:

                             M.D.C. HOLDINGS, INC.

                          SERIES B 11-1/8% SENIOR NOTE
                                    DUE 2003


1.   Interest.
     --------

        M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Series B Note at a rate of 11-1/8% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 11-1/8% per annum compounded semi-annually.

        The Company will pay interest semi-annually on December 15 and June 15 of each year (each, an "Interest Payment Date"), commencing on the Interest Payment Date following the original issuance of the Series B Notes. Interest on the Series B Notes will accrue from the later of the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or provided for on the Original Notes cancelled in exchange for the Series B Notes or from the most recent Interest Payment Date to which interest has been paid or provided for, provided that if there is no existing Default in the payment of
              --------
interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.   Method of Payment.
     -----------------

        The Company shall pay interest on the Series B Notes (except defaulted interest) to the persons in whose names such Series B Notes are registered at the close of business on December 1 or June 1 preceding such Interest Payment Date. Holders must surrender Series B Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). At the option of the Company, payment of interest may be made by check mailed to the Holders of the Series B Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Series B Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

3.   Paying Agent and Registrar.
     --------------------------

        Initially, First Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Subject to limitations under certain circumstances, the Company, its Subsidiaries or Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.   Indenture.
     ---------

        The Company issued the Series B Notes under an Indenture, dated as of December 15, 1993 (the "Indenture"), among the Company, the Guarantors and Pledgors named on the signature pages therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.
The terms of the Series B Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Series B Notes are subject to all such terms, and Holders of Series B Notes are referred to the Indenture and said Act for a statement of them. The Series B Notes are general obligations of the Company limited in aggregate principal amount to $190,000,000.

5.   Redemption.
     ----------

        The Series B Notes may not be redeemed before December 15, 1998. The Series B Notes may be redeemed in whole or from time to time in part at any time on and after December 15, 1998, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, together with any accrued but unpaid interest, if any, to the Redemption Date:


          If redeemed during
          the 12-month period
          beginning December 15     Redemption Price
          ---------------------     ----------------

          1998....................     107.0%
          1999....................     105.6%
          2000....................     104.2%
          2001....................     102.8%
          2002..... and thereafter     101.4%

        In the case of a partial redemption, the Trustee shall select the Series B Notes or portions thereof for redemption on a pro rata basis by lot or in such
                                                --- ----
other manner as it deems appropriate and fair. The Series B Notes may be redeemed in part only in multiples of $1,000 of principal amount.

        Any such redemption will comply with Article Three of the Indenture.

6.   Notice of Redemption.
     --------------------

        Notice of redemption will be mailed by first class mail at least 15 days and not more than 60 days before the Redemption Date to each Holder of Series B Notes to be redeemed at his address then shown upon the books of the registrar. Series B Notes in denominations larger than $1,000 may be redeemed in part. Any notice that relates to a Series B Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date fixed for redemption, upon surrender of such Series B Note, a new Series B Note or Series B Notes in a principal amount equal to the unredeemed portion thereof will be issued.

        Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Series B Notes called for redemption shall have been deposited with the Paying Agent on or before such Redemption Date, the Series B Notes called for redemption will cease to accrue interest and the only right of the Holders of such Series B Notes will be to receive payment of the Redemption Price and any accrued and unpaid interest to the Redemption Date.

7.   Denominations; Transfer; Exchange.
     ---------------------------------

        The Series B Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Series B Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Series B Notes selected for redemption.

8.   Persons Deemed Owners.
     ---------------------

          The registered Holder of a Series B Note may be treated as the owner of it for all purposes.

9.   Unclaimed Money.
     ---------------

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

        If the Company at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Series B Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Series B Notes (including the financial covenants, but excluding, among other things, its obligation to pay the principal of and interest on the Series B Notes).

11.  Amendment; Supplement; Waiver.
     -----------------------------

        Subject to certain exceptions, the Indenture or the Series B Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Series B Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate princi-pal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Series B Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Series B Note.

12.  Restrictive Covenants.
     ---------------------

        The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, make Investments, incur Liens, use of proceeds with respect to certain asset sales, change the nature of its business, limitation on the ability of the Company to merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to many important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

13.  Change of Control.
     -----------------

        In the event that a Change of Control (as defined in Section 4.16 of the Indenture) has occurred, each Holder will have the right, at such Holder's option, subject to the terms and conditions set forth in the Indenture, to require the Company to repurchase in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Series B Notes.

14.  Successors.
     ----------

        When a successor assumes all the obligations of its predecessor under the Series B Notes, the Guaranties and the Indenture, the predecessor will be released from those obligations.

15.  Defaults and Remedies.
     ---------------------

        If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(4) or (5) of the Indenture), then in every such case, unless the principal of all of the Series B Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Series B Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, including in each case accrued interest thereon, or, as appropriate, the Change of Control Purchase Price to be due and payable immediately. If an Event of Default specified in Section 6.1(4) or (5) of the Indenture relating to the Company or any of its Material Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Series B Notes without any declaration or other act on the part of the Trustee or the Holders. Subject to certain conditions being met, the Holders of no less than a majority in aggregate principal amount of the Series B Notes then outstanding generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Series B Notes which have become due solely by such acceleration, have been cured or waived. Holders may not enforce the Indenture, the Series B Notes or the Guaranties, except as provided in the Indenture.

16.  No Recourse Against Others.
     --------------------------

        No stockholder, director, officer, employee or incorporator, as such, past, present or future, of any Obligor or its Subsidiaries or any successor corporation shall have any liability for any obligation of any Obligor under the Series B Notes, the Guaranties or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Series B Note, by accepting a Series B Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Series B Notes.

17.  Authentication.
     --------------

        This Series B Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Series B Note.

18.  Abbreviations and Defined Terms.
     -------------------------------

        Customary abbreviations may be used in the name of a Holder of a Series B Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

19.  CUSIP Numbers.
     -------------

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Series B Notes and reliance may be placed only on the other identification numbers printed hereon.

20.  Trustee Dealings with Company.
     -----------------------------

        The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, or may otherwise deal with the Company, its Subsidiaries or its Affiliates, as if it were not Trustee.

                             [FORM OF] ASSIGNMENT



          I or we assign this Note to

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
(Print or type name, address and zip code of assignee)


     Please insert Social Security or other identifying number of assignee

_________________________

and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:  __________ Signed:  __________________________________________________

______________________________________________________________________________

                        (Sign exactly as name appears on
                          the other side of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to Sections 4.14, 4.16 or 4.17 of the Indenture, check the appropriate box:

[_]  Section 4.14   [_]  Section 4.16   [_] Section 4.17

     If you want to elect to have only part of this Note purchased by the Company pursuant to Sections 4.14, 4.16 or 4.17 of the Indenture, as the case may be, state the amount you want to be purchased: $________


Date:  ________________ Signature: ______________________
                                    (Sign exactly as your
                                    name appears on the
                                    other side of this Note)



Signature Guarantee:  ___________________________________

                                                                       Exhibit B




                [FORM OF NOTATION ON NOTE RELATING TO GUARANTY]



        For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors signing below, jointly and severally, hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity and enforceability of the Indenture, this Note or the obligations of the Company under the Indenture or this Note, that: (i) the principal of, premium, if any, and interest on this Note, and any other amounts owing by the Company in connection therewith, will be paid in full when due, whether at maturity or on an Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer to Purchase, Net Worth Offer (each as defined by the Indenture), purchase or otherwise, and interest on the overdue principal and interest, if any, of this Note, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture and this Note will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Note; and (ii) in case of any extension of time of payment or renewal of this Note or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer to Purchase, Net Worth Offer (each as defined by the Indenture), purchase or otherwise.

        The obligations of each Guarantor to the Holder of this Note and to the Trustee pursuant to the Guaranties and the Indenture are expressly set forth to the extent and in the manner provided in Article Thirteen of the Indenture and reference is hereby made to such Indenture for the precise terms of the Guaranties therein made.

        No Stockholder, officer, director or incorporator, as such, past present or future, of any Guarantor shall have any personal liability under the Guaranty by reason of his or its status as such stockholder, officer, director or incorporator.

        The Guaranties shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guaranty is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.



                         [NAME OF GUARANTOR]



                         By:
                            --------------------------

                                  SCHEDULE I

                            LIST OF PLEDGED SHARES
                            ----------------------


  1. First Nationwide Mortgage Corporation (n/k/a HomeAmerican Mortgage Corporation) Stock Certificate No. 1 issued to M.D.C. Corporation (N/K/A M.D.C. Holdings, Inc. for 1,000 shares;

  2. Cavalier Homes, Inc. (n/k/a Richmond American Homes, Inc. - Arizona) Stock Certificate No. 2 issued to M.D.C. Holdings, Inc. ("MDC") for 1,000 shares;

  3. Richmond American Homes of Colorado, Inc. II (n/k/a Richmond Homes,Inc. I) Stock Certificate No. 4 issued to M.D.C. Land Corporation for 4,510 shares; and

  4. Richmond American Homes of Nevada, Inc. Stock Certificate No. 1 issued to MDC for 1,000 shares;

  5. Richmond American Homes of Maryland, Inc. Stock Certificate No. 3 issued to MDC for 10,000 shares;

  6. Richmond American Homes of California, Inc. Stock Certificate No. 2 issued to MDC for 1,000 shares;

  7. Richmond American Homes of Virginia, Inc. Stock Certificate No. 2 issued to MDC for 7,000 shares;

  8. Richmond Homes, Inc. I Stock Certificate No. 8 issued to MDC for 1,990 shares of Common Stock;

  9. Richmond Homes, Inc. I Stock Certificate No.3 issued to MDC for 1,400 shares of Class A Preferred Stock;

  10. Richmond Homes, Inc. I Stock Certificate No. 7 issued to MDC for 3,755 shares of Class B Preferred Stock - Series 1;

  11. Richmond Homes, Inc. I Stock Certificate No. 7 issued to MDC for
333.99 shares of Class B Preferred Stock - Series 2.

  12. Richmond American Homes of Colorado, Inc. II (n/k/a Richmond Homes, Inc. I) Stock Certificate No. 2 issued to M.D.C. Land Corporation for 13,789 shares of Class B Preferred Stock - Series 1; and

  13. Richmond Homes, Inc. I Stock Certificate No. 001 issued to M.D.C. Land Corporation for 1,241.01 shares of Class B Preferred Stock - Series 2.

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